                                                                 EXHIBIT (10.11)
                               MASTER AGREEMENT


                          Dated as of August 27, 1999


                                     among

                           ROWE FURNITURE, INC. AND
               CERTAIN OTHER SUBSIDIARIES OF THE ROWE COMPANIES
                    THAT MAY HEREAFTER BECOME PARTY HERETO,
                                  as Lessees,


                              THE ROWE COMPANIES,
                            THE MITCHELL GOLD CO.,
                            ROWE PROPERTIES, INC.,
                               STOREHOUSE, INC.,
                             HOME ELEMENTS, INC.,
                            ROWE DIVERSIFIED, INC.
                                      AND
                         WEXFORD COLLECTION, INC. AND
               CERTAIN OTHER SUBSIDIARIES OF THE ROWE COMPANIES
                    THAT MAY HEREAFTER BECOME PARTY HERETO,
                                as Guarantors,


                  ATLANTIC FINANCIAL GROUP, LTD., as Lessor,

                               CRESTAR BANK AND
                CERTAIN FINANCIAL INSTITUTIONS PARTIES HERETO,
                                  as Lenders

                                      and


                            CRESTAR BANK, as Agent

                               Table of Contents
                               -----------------

                                                                                                              Page
                                                                                                              ----
    ......................................................................................................
ARTICLE I.     DEFINITIONS; INTERPRETATION................................................................      2

ARTICLE II.    ACQUISITION, CONSTRUCTION AND LEASE; FUNDINGS;
               NATURE OF TRANSACTION......................................................................      2
     SECTION 2.1      Agreement to Acquire, Construct,
                      Fund and Lease......................................................................      2
         (a)   Land.......................................................................................      2
         (b)   Building...................................................................................      2
     SECTION 2.2      Fundings of Purchase Price, Development
                      Costs and Construction Costs........................................................      3
         (a)   Initial Funding and Payment of Purchase Price
               for Land and Development Costs on Closing Date.............................................      3
         (b)   Subsequent Fundings and Payments of Construction
               Costs during Construction Term.............................................................      3
         (c)   Aggregate Limits on Funded Amounts.........................................................      4
         (d)   Notice, Time and Place of Fundings.........................................................      4
         (e)   Lessee's Deemed Representation for Each Funding............................................      5
         (f)   Not Joint Obligations......................................................................      5
         (g)   Non-Pro Rata Fundings......................................................................      6
     SECTION 2.3      Funded Amounts and Interest and Yield
                      Thereon; Facility Fee...............................................................      6
     SECTION 2.4      Lessee Owner for Tax Purposes.......................................................      7
     SECTION 2.5      Amounts Due Under Lease.............................................................      8

ARTICLE III.   CONDITIONS PRECEDENT; DOCUMENTS............................................................      9
     SECTION 3.1       Conditions to the Obligations of the
                       Funding Parties on each Closing Date...............................................      9
         (a)   Documents..................................................................................      9
         (b)   Litigation.................................................................................     14
         (c)   Legality...................................................................................     14
         (d)   No Events..................................................................................     14
         (e)   Representations............................................................................     15
         (f)   Cutoff Date................................................................................     15
         (g)   Transaction Expenses.......................................................................     15
     SECTION 3.2      Additional Conditions for the
                      Closing Date........................................................................     15
               (a)    Loan Agreement; Guaranty Agreement..................................................     15
               (b)    Master Agreement....................................................................     15
               (c)    Construction Agency Agreement.......................................................     15
               (d)    Lease...............................................................................     15
               (e)    Lease Supplement....................................................................     16

                               Table of Contents
                               -----------------

                                                                                                              Page
                                                                                                              ----
    ......................................................................................................
               (f)    Obligor's Resolutions and Incumbency
                      Certificate, etc....................................................................     16
               (g)    Opinions of Counsel.................................................................     16
               (h)    Good Standing Certificate...........................................................     16
               (i)    Lessor's Consents and Incumbency
                      Certificate, etc....................................................................     16
               (j)    Funding Request.....................................................................     17
     SECTION 3.3      Conditions to the Obligations
                      of Lessee...........................................................................     17
         (a)   General Conditions.........................................................................     17
         (b)   Legality...................................................................................     17
         (c)   Purchase Agreement.........................................................................     17
     SECTION 3.4      Conditions to the Obligations of the
                      Funding Parties on each Funding Date................................................     17
         (a)   Funding Request............................................................................     18
         (b)   Condition Fulfilled........................................................................     18
         (c)   Representations............................................................................     18
         (d)   No Bonded Stop Notice or Filed Mechanics Lien..............................................     18
     SECTION 3.5      Completion Date Conditions..........................................................     18
         (a)   Title Policy Endorsements; Architect's
               Certificate................................................................................     18
         (b)   Construction Completion....................................................................     19
         (c)   Construction Agent Certification...........................................................     19
     SECTION 3.6      Addition of Lessees.................................................................     20

ARTICLE IV.    REPRESENTATIONS............................................................................     21
     SECTION 4.1      Representations of Obligors.........................................................     21
         (a)   Financial Condition........................................................................     21
         (b)   No Change..................................................................................     22
         (c)   Corporate Existence; Compliance with Law...................................................     22
         (d)   Corporate Power; Authorization; Enforceable
               Obligations................................................................................     22
         (e)   No Legal Bar...............................................................................     23
         (f)   No Material Litigation.....................................................................     23
         (g)   No Default.................................................................................     23
         (h)   Taxes......................................................................................     23
         (i)   Federal Regulations........................................................................     24
         (j)   ERISA......................................................................................     24
         (k)   Investment Company Act; Other Regulations..................................................     24
         (l)   Purpose of Fundings........................................................................     24
         (m)   Disclosure.................................................................................     25
         (n)   Hazardous Materials - Leased Properties....................................................     25
         (o)   Leased Property............................................................................     26

                               Table of Contents
                               -----------------

                                                                                                              Page
                                                                                                              ----
   .......................................................................................................
     SECTION 4.2      Survival of Representations and Effect
                      of Fundings.........................................................................     27
         (a)   Survival of Representations and Warranties.................................................     27
         (b)   Each Funding a Representation..............................................................     27
     SECTION 4.3      Representations of the Lessor.......................................................     27
         (a)   Securities Act.............................................................................     27
         (b)   Due Organization, etc......................................................................     27
         (c)   Due Authorization; Enforceability, etc.....................................................     28
         (d)   No Conflict................................................................................     28
         (e)   Litigation.................................................................................     28
         (f)   Lessor Liens...............................................................................     28
         (g)   Employee Benefit Plans.....................................................................     29
         (h)   General Partner............................................................................     29
         (i)   Financial Information......................................................................     29
         (j)   No Offering................................................................................     29
     SECTION 4.4      Representations of each Lender......................................................     29
         (a)   Securities Act.............................................................................     30
         (b)   Employee Benefit Plans.....................................................................     30

ARTICLE V.     COVENANTS OF OBLIGORS AND THE LESSOR.......................................................     30
     SECTION 5.1      Affirmative Covenants...............................................................     30
         (a)   Financial Statements.......................................................................     30
         (b)   Certificates; Other Information............................................................     31
         (c)   Conduct of Business and Maintenance of
               Existence..................................................................................     32
         (d)   Inspection of Property; Books, Records and
               Discussions................................................................................     32
         (e)   Notices....................................................................................     32
         (f)   Taxes......................................................................................     32
         (g)   Maintenance of Property....................................................................     33
         (h)   Insurance..................................................................................     33
         (i)   Environmental Matters......................................................................     33
         (j)   Year 2000 Compliance.......................................................................     33
         (k)   Financial Positions........................................................................     34
         (l)   Qualified Swap Agreement...................................................................     34
         (m)   Most Favored Lender Status.................................................................     35
     SECTION 5.2        Negative Covenants................................................................     35
         (a)   Negative Pledge............................................................................     35
         (b)   Notice of Merger, Consolidation, Disposition of
               Assets.....................................................................................     35
         (c)   Contingent Liabilities.....................................................................     36
     SECTION 5.3        Further Assurances................................................................     36
     SECTION 5.4        Additional Required Appraisals....................................................     36

                               Table of Contents
                               -----------------

                                                                                                              Page
                                                                                                              ----
   .......................................................................................................


     SECTION 5.5        Lessor's Covenants................................................................     36

ARTICLE VI.    TRANSFERS BY LESSOR AND LENDERS............................................................     38
     SECTION 6.1        Lessor Transfers..................................................................     38
     SECTION 6.2        Lender Transfers..................................................................     38

ARTICLE VII.   INDEMNIFICATION............................................................................     40
     SECTION 7.1        General Indemnification...........................................................     40
     SECTION 7.2        Environmental Indemnity...........................................................     43
     SECTION 7.3        Proceedings in Respect of Claims..................................................     45
     SECTION 7.4        General Tax Indemnity.............................................................     47
         (a)   Tax Indemnity..............................................................................     47
         (b)   Exclusions from General Tax Indemnity......................................................     48
         (c)   Contests...................................................................................     51
         (d)   Reimbursement for Tax Savings..............................................................     53
         (e)   Payments...................................................................................     54
         (f)   Reports....................................................................................     54
         (g)   Verification...............................................................................     54
     SECTION 7.5      Increased Costs, etc................................................................     55
         (a)   Illegality.................................................................................     55
         (b)   Requirements of Law........................................................................     55
         (c)   Capital Adequacy...........................................................................     56
         (d)   Taxes......................................................................................     57
         (e)   Tax Forms..................................................................................     58
         (f)   Indemnity..................................................................................     59
         (g)   Action of Affected Funding Parties.........................................................     59
     SECTION 7.6      End of Term Indemnity...............................................................     60

ARTICLE VIII.  MISCELLANEOUS..............................................................................     61
     SECTION 8.1        Survival of Agreements............................................................     61
     SECTION 8.2        Notices...........................................................................     61
     SECTION 8.3        Counterparts......................................................................     62
     SECTION 8.4        Amendments........................................................................     62
     SECTION 8.5        Headings, etc.....................................................................     63
     SECTION 8.6        Parties in Interest...............................................................     63
     SECTION 8.7        GOVERNING LAW.....................................................................     64
     SECTION 8.8        Expenses..........................................................................     64
     SECTION 8.9        Severability......................................................................     64
     SECTION 8.10       Liabilities of the Funding Parties................................................     64
     SECTION 8.11       Submission to Jurisdiction; Waivers...............................................     65
     SECTION 8.12       Liabilities of the Agent..........................................................     65

     SECTION 8.13       Agent to Communicate with Funding

                        Parties..........................................................................      66
     SECTION 8.14       Seniority of Lease...............................................................     S-1

APPENDIX A     Definitions and Interpretation

                                   SCHEDULES

SCHEDULE 2.2   Commitments
SCHEDULE 8.2   Notice Information

                                    EXHIBITS

EXHIBIT A      Form of Funding Request
EXHIBIT B      Form of Assignment of Lease and Rents
EXHIBIT C      Form of Security Agreement and Assignment
EXHIBIT D-1    Form of Mortgage
EXHIBIT D-2    Form of Deed of Trust
EXHIBIT E      [Reserved]
EXHIBIT F      Form of Assignment and Acceptance Agreement
EXHIBIT G      Forms of Opinions of Counsel
EXHIBIT H      Form of Certification of Construction Completion
EXHIBIT I      Form of Payment Date Notice
EXHIBIT J      Form of Joinder Agreement

                               MASTER AGREEMENT



     THIS MASTER AGREEMENT, dated as of August 27, 1999 (as it may be amended or modified from time to time in accordance with the provisions hereof, this

"Master Agreement"), is among ROWE FURNITURE, INC., a Virginia corporation
-----------------
("Rowe Furniture"), and certain Subsidiaries of Rowe Companies that may
----------------
hereafter become parties hereto as lessees pursuant to Section 3.6
                                                       -----------
(individually, a "Lessee" and collectively "Lessees"), THE ROWE COMPANIES, a
                  ------                    -------
Nevada corporation ("Rowe Companies"), THE MITCHELL GOLD CO., a North Carolina
                     --------------
corporation, ROWE PROPERTIES, INC., a California corporation, STOREHOUSE, INC., a Georgia corporation, HOME ELEMENTS, INC., a Virginia corporation, ROWE DIVERSIFIED, INC., a Delaware corporation and WEXFORD COLLECTION, INC., a California corporation and certain other Subsidiaries of Rowe Companies that may hereafter become party hereto,(individually, a "Guarantor" and collectively
                                                ---------
"Guarantors"), ATLANTIC FINANCIAL GROUP, LTD., a Texas limited partnership (the
-----------
"Lessor"), CRESTAR BANK, a Virginia banking corporation, and certain financial
 ------
institutions parties hereto as lenders (together with any other financial institution that becomes a party hereto as a lender, collectively referred to as "Lenders" and individually as a "Lender"), and CRESTAR BANK, a Virginia banking
 -------                         ------
corporation, as agent for the Lenders (in such capacity, the "Agent").
                                                              -----

                             PRELIMINARY STATEMENT

     In accordance with the terms and provisions of the Bridge Agreement, (i) the Lessor has acquired Land identified by Rowe Furniture, and contemplates leasing such Land and any Buildings thereon to a Lessee, (ii) Rowe Furniture, as Construction Agent for the Lessor, wishes, in certain instances, to construct Buildings on Land for the Lessor and, when completed, the related Lessee wishes to lease such Buildings from the Lessor as part of the Leased Properties under the Lease, (iii) the Lessor has provided Funding for the acquisition of the Land, with, in part, loan proceeds from Agent, and (iv) Rowe Furniture as Construction Agent wishes to obtain, and the Lessor is willing to provide, funding for the construction of Buildings, and (v) the Lessor wishes to obtain, and Lenders are willing to provide, from time to time, financing of a portion of the funding of the acquisition of the Land and Building and, if applicable, the construction of the Buildings.

     In consideration of the mutual agreements contained in this Master Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                  ARTICLE I.
                          DEFINITIONS; INTERPRETATION

     Unless the context shall otherwise require, capitalized terms used and not defined herein shall have the meanings assigned thereto in Appendix A hereto for
                                                           ----------
all purposes hereof; and the rules of interpretation set forth in Appendix A
                                                                  ----------
hereto shall apply to this Master Agreement.


                                  ARTICLE II.
                ACQUISITION, CONSTRUCTION AND LEASE; FUNDINGS;
                             NATURE OF TRANSACTION

      SECTION 2.1 Agreement to Acquire, Construct, Fund and Lease.
                  -----------------------------------------------

          (a) Land.  Subject to the terms and conditions of this Master
              ----
Agreement (i) pursuant to the Bridge Agreement, the Lessor has acquired such interest in the Land and any Building thereon, from the applicable Seller pursuant to the applicable Purchase Agreement, (ii) the Lessor hereby agrees to lease such Land and any Building thereon to the related Lessee pursuant to the Lease, and (iii) the related Lessee hereby agrees to lease such Land, and any Building thereon, from the Lessor pursuant to the Lease.

          (b) Building.  With respect to each parcel of Land on which a Building
              --------
is to be constructed, subject to the terms and conditions of this Master Agreement, from and after the Closing Date relating to such Land (i) the Construction Agent agrees, pursuant to the terms of the Construction Agency Agreement, to construct and install the Building on such Land for the Lessor prior to the Scheduled Construction Termination Date, (ii) the Lenders and the Lessor agree to fund the costs of such construction and installation (and interest and yield thereon), (iii) the Lessor shall lease such Building as part of such Leased Property to the related Lessee pursuant to the Lease, and (iv) the related Lessee shall lease such Building from the Lessor pursuant to the Lease. Each Lender hereby consents to the appointment of Rowe Furniture as Construction Agent.

      SECTION 2.2 Fundings of Purchase Price, Development Costs and Construction
                  --------------------------------------------------------------
Costs.
-----

          (a) Initial Funding and Payment of Purchase Price for Land and
              ----------------------------------------------------------
Development Costs on Closing Date.  Subject to the terms and conditions of this
---------------------------------
Master Agreement, on the Closing Date, each Lender shall make available to the Lessor its initial Loan with respect to such Land, and any Building thereon, in an amount equal to the product of such Lender's Commitment Percentage times the purchase price for the Land, and any Building thereon, and the development, transaction and closing costs incurred by the Construction Agent, as agent, through such Closing Date, which funds the Lessor shall use, together with the Lessor's own funds in an amount equal to the product of the Lessor's Commitment Percentage times the purchase price for the related Land and any Building thereon, and the development, transaction and closing costs incurred by the Construction Agent, as agent, through such Closing Date, to purchase the Land, and any Building thereon, from the applicable Seller pursuant to the applicable Purchase Agreement, and to pay to the Construction Agent the amount of such development, transaction and closing costs, and the Lessor shall lease such Land to the related Lessee pursuant to the Lease. It is expressly acknowledged that buildings existing on the closing date of the acquisition of the Land will be demolished as part of the development contemplated by the parties and that such is permissible, and funding therefor shall be advanced along with funding of the development of the Land.

          (b) Subsequent Fundings and Payments of Construction Costs during
              -------------------------------------------------------------
Construction Term.  Subject to the terms and conditions of this Master
-----------------
Agreement, if a Building is to be constructed on Land, on each Funding Date following the Closing Date for each such parcel of Land until the related Construction Term Expiration Date, (i) each Lender shall make available to the Lessor a Loan in an amount equal to the product of such Lender's Commitment Percentage times the amount of Funding requested by the Construction Agent for such Funding Date, which funds the Lessor hereby directs each Lender to pay over to the Construction Agent as set forth in paragraph (d), and (ii) the Lessor
                                          -------------
shall pay over to the Construction Agent its own funds (which shall constitute a part of, and an increase in, the Lessor's Invested Amount with respect to such Leased Property) in an amount equal to the product of the Lessor's Commitment Percentage times the amount of Funding requested by the Construction Agent for such Funding Date.

          (c) Aggregate Limits on Funded Amounts.  The aggregate amount that the
              ----------------------------------
Funding Parties shall be committed to provide as Funded Amounts under this Master Agreement and the Loan Agreement shall not exceed (x) with respect to each Leased Property the costs of purchase and construction of such Leased Property and the related development, transaction, closing and financing costs, or (y) $25,000,000 in the aggregate for all Leased Properties. The aggregate amount that any Funding Party shall be committed to fund under this Master Agreement and the Loan Agreement shall not exceed the lesser of (i) such Funding Party's Commitment and (ii) such Funding Party's Commitment Percentage of the aggregate Fundings requested under this Master Agreement.

          (d) Notice, Time and Place of Fundings.  With respect to each Funding,
              ----------------------------------
a Lessee or the Construction Agent, as the case may be, shall give the Lessor and the Agent an irrevocable prior written notice not later than 11:00 a.m., Roanoke, Virginia time, at least three Business Days prior to the proposed Closing Date or other Funding Date, as the case may be, pursuant, in each case, to a Funding Request in the form of Exhibit A (a "Funding Request"), specifying
                                    ---------     ---------------
the Closing Date or subsequent Funding Date, as the case may be, the amount of Funding requested, whether such Funding shall be a LIBOR Advance or a Prime Rate Advance or a combination thereof and the Rent Period(s) therefor. All documents and instruments required to be delivered on such Closing Date pursuant to this Master Agreement shall be delivered at the offices of Mayer, Brown & Platt, 350 South Grand Avenue, 25th Floor, Los Angeles, California 90071-1503, or at such other location as may be determined by the Lessor, the Construction Agent and the Agent. Each Funding shall occur on a Business Day and (other than the final Funding) shall be in an amount equal to $1,000,000 or an integral multiple of $100,000 in excess thereof. All remittances made by any Lender and the Lessor for any Funding shall be made in immediately available funds by wire transfer to or, as is directed by, the Construction Agent, with receipt by the Construction Agent not later than 12:00 noon, Roanoke, Virginia time, on the applicable Funding Date, upon satisfaction or waiver of the conditions precedent to such Funding set forth in Section 3; such funds shall (1) in the case of the initial
                     ---------
Funding on the Closing Date, be used to pay the purchase price to the applicable Seller (or to reimburse Lessor) for the related Land and pay development, transaction and closing costs related to such Land, and (2) in the case of each subsequent Funding be paid to the Construction Agent, for the payment or reimbursement of Construction costs incurred through such Funding Date and not previously paid or reimbursed. Except as otherwise expressly provided below, any request for Funding shall be made solely by the Construction Agent in accordance with the Construction Agency Agreement of even date herewith. No other Funding may occur without the Lessee's (and if a different party, the Construction Agent's) consent except for automatic payments and accruals under Section 2.3(c).

          (e) Lessee's Deemed Representation for Each Funding. Each Funding
              -----------------------------------------------
Request by a Lessee or the Construction Agent shall be deemed a reaffirmation of each Lessee's indemnity obligations in favor of the Indemnitees under the Operative Documents and a representation and warranty to the Lessor, the Agent and the Lenders that on the Closing Date or Funding Date, as the case may be,
(i) the amount of Funding requested represents amounts owing in respect of the purchase price of the related Land, and any Building thereon, and development, transaction and closing costs in respect of the Leased Property (in the case of the initial Funding on a Closing Date) or amounts that are then due (or that the Lessee expects to become due within the next thirty days) to third parties in respect of the Construction, or development and/or transaction costs, or amounts paid by the Construction Agent to third parties in respect of the Construction for which the Construction Agent has not previously been reimbursed by a Funding (in the case of any Funding), (ii) no Event of Default or Potential Event of Default exists, and (iii) the representations and warranties of each Obligor set forth in Section 4.1 are true and correct in all material respects as though
         -----------
made on and as of such Funding Date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

          (f) Not Joint Obligations.  Notwithstanding anything to the contrary
              ---------------------
set forth herein or in the other Operative Documents, each Lender's and the Lessor's commitments shall be several, and not joint. In no event shall any Funding Party be obligated to fund an amount in excess of such Funding Party's Commitment Percentage of any Funding, or to fund amounts in the aggregate in excess of such Funding Party's Commitment. However, in the case of a Loan Event of Default or a Potential Loan Event of Default by Lessor (not resulting from an Event of Default by the Lessee), Fundings shall be made directly to the Construction Agent or, if deemed advisable by the Lenders and the Lessees, the Lenders and Lessees shall cooperate in good faith to find a replacement Lessor;

provided that the Lenders, the Lessees and the Lessor shall negotiate in good
--------
faith, execute and deliver appropriate amendments to the Operative Documents to effect such direct Fundings or the replacement of the Lessor, as applicable.

          (g) Non-Pro Rata Fundings.  Notwithstanding anything to the contrary
              ---------------------
set forth in this Master Agreement, Lessor shall satisfy its Funding obligations on the Closing Date. The Lessor's Commitment is fully funded, the Lenders will fund, on a pro rata basis as among themselves, 100% of the amount of the Fundings thereafter. In no event shall any Funding Party have any obligation to fund any amount hereunder in excess of the amount of such Funding Party's Commitment.

      SECTION 2.3 Funded Amounts and Interest and Yield Thereon; Facility Fee.
                  -----------------------------------------------------------

          (a) The Lessor's Invested Amount for any Leased Property outstanding from time to time shall accrue yield ("Yield") at the Lessor Rate, computed
                                       -----
using the actual number of days elapsed and a 360 day year. If all or a portion of the principal amount of or yield on the Lessor's Invested Amounts shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall, without limiting the rights of the Lessor under the Lease, to the maximum extent permitted by law, accrue yield at the Overdue Rate, from the date of nonpayment until paid in full (both before and after judgment).

          (b) Each Lender's Funded Amount for any Leased Property outstanding from time to time shall accrue interest as provided in the Loan Agreement.

          (c) Unless otherwise agreed by the Lessee and the Agent, during the Construction Term, in lieu of the payment of accrued interest, on each Payment Date, each Lender's Funded Amount shall automatically be increased by the amount of interest accrued and unpaid on the related Loans pursuant to the Loan Agreement during the Rent Period ending immediately prior to such Payment Date (except to the extent that at any time such increase would cause such Lender's Funded Amount to exceed such Lender's Commitment, in which event the related Lessee shall pay such excess amount to such Lender in immediately available funds on such Payment Date). Similarly, in lieu of the payment of accrued Yield, on each Payment Date, the Lessor's Invested Amount shall automatically be increased by the amount of Yield accrued on the Lessor's Invested Amount in respect of such Leased Property during the Rent Period ending immediately prior to such Payment Date (except to the extent that at any time such increase would cause the Lessor's Invested Amount to exceed the Lessor's Commitment, in which event the related Lessee shall pay such excess amount to the Lessor in immediately available funds on such Payment Date). Such increases in Funded Amounts shall occur without any disbursement of funds by the Funding Parties.

          (d) Three Business Days prior to the last day of each Rent Period, Rowe Furniture shall deliver to the Lessor and the Agent a notice substantially in the form of Exhibit I (each, a "Payment Date Notice"), appropriately
               ---------           -------------------
completed, specifying the allocation of the Funded Amounts related to such Rent Period to LIBOR Advances and Prime Rate Advances and the Rent Periods therefor,

provided that no such allocation shall be in an amount less than $1,000,000.
--------
Each such Payment Date Notice shall be irrevocable. If no such notice is given, the Funded Amounts shall be allocated to a LIBOR Advance with a Rent Period of one (1) month.

          (e) the Lessee hereby agrees to pay to each Funding Party a facility fee for each day from August 27, 2000 until the Lease Termination Date equal to
(i) the applicable percentage set forth below for the corresponding Funded Debt to Cash Flow Ratio as most recently determined based on Rowe Companies' most recent audited annual or unaudited quarterly consolidated financial statements, as applicable, per annum times (ii) the unused amount of such Funding Party's
               --- ----- -----
Commitment on such day, times (iii) 1/360.  Such facility fee shall be payable
                        -----
in arrears on each Quarterly Payment Date.

                            Facility Fee Percentages
                            ------------------------

Funded Debt to Cash Flow Ratio          Facility Fee Percentages
------------------------------          ------------------------
        greater than 2.25:1.00                   0.35%
  lesser or equal to 2.25:1.00                   0.25%
  lesser or equal to 2.00:1.00                   0.18%
  lesser or equal to 1.75:1.00                   0.15%
  lesser or equal to 1.25:1.00                   0.12%
  lesser or equal to 0.50:1.00                   0.10%

      SECTION 2.4 Lessee Owner for Tax Purposes.  With respect to each Leased
                  -----------------------------
Property, it is the intent of the Lessees and the Funding Parties that the Lease be treated as an operating lease for financial accounting purposes but for federal, state and local tax and commercial law purposes the Lease shall be treated as the repayment and security provisions of a loan by the Lessor to the Lessees, and that the related Lessee shall be treated as the legal and beneficial owner entitled to any and all benefits of ownership of such Leased Property and all payments of Basic Rent during the Lease Term shall be treated as payments of interest and principal. Each Lessee and each Funding Party agree to file tax returns consistent with such intent. Nevertheless, each Lessee acknowledges and agrees that no Funding Party or any other Person has made any representations or warranties concerning the tax, financial, accounting or legal characteristics or treatment of the Operative Documents and that each Lessee has obtained and relied solely upon the advice of its own tax, accounting and legal advisors concerning the Operative Documents and the accounting, tax, financial and legal consequences of the transactions contemplated therein.

      SECTION 2.5 Amounts Due Under Lease.  With respect to each Leased
                  -----------------------
Property, anything else herein or elsewhere to the contrary notwithstanding, it is the intention of the Lessees and the Funding Parties that: (i) subject to clauses (ii) and (iii) below, the amount and timing of Basic Rent due and
------- ----     -----
payable from time to time from the related Lessee under the Lease shall be equal to the aggregate payments due and payable with respect to interest on the Loans in respect of such Leased Property and Yield on the Lessor's Invested Amounts in respect of such Leased Property on each Payment Date; (ii) if the related Lessee elects the Purchase Option with respect to a Leased Property or becomes obligated to purchase such Leased Property under the Lease, the Funded Amounts in respect of such Leased Property, all interest and Yield thereon and all other obligations of the related Lessee owing to the Funding Parties in respect of such Leased Property shall be paid in full by Lessee, (iii) if the Lessees properly elect the Remarketing Option, the principal amount of, and accrued interest on, the A Loans in respect of the Leased Properties, will be paid out of the Recourse Deficiency Amount, and the Lessees shall only be required to pay to the Lenders in respect of the principal amount of the B Loans and to the Lessor in respect of the Lessor's Invested Amounts, the proceeds of the sale of the Leased Properties in accordance with Section 14.6 of the Lease; and (iv) upon an Event of Default resulting in an acceleration of the Lessees' obligation to purchase the Leased Properties under the Lease, the amounts then due and payable by the Lessee under the Lease shall include all amounts necessary to pay in full the Loans, and accrued interest thereon, the Lessor's Invested Amounts and accrued Yield thereon and all other obligations of the Lessees owing to the Funding Parties pursuant to the Operative Documents.

                                  ARTICLE III
                        CONDITIONS PRECEDENT; DOCUMENTS

      SECTION 3.1 Conditions to the Obligations of the Funding Parties on the
                  -----------------------------------------------------------
Closing Date.  The obligations of the Lessor and each Lender to carry out their
------------
respective obligations under Section 2 of this Master Agreement to be performed
                             ---------
on the Closing Date with respect to any Leased Property shall be subject to the fulfillment to the satisfaction of, or waiver by, each such party hereto (acting directly or through its counsel) on or prior to such Closing Date of the following conditions precedent, provided that the obligations of any Funding
                                --------
Party shall not be subject to any conditions contained in this Section 3.1 which
                                                               -----------
are required to be performed by such Funding Party:

           (a) Documents.  The following documents shall have been executed and
               ---------
delivered by the respective parties thereto:

                (i) Deed and Purchase Agreement.  The related original Deed duly
                    ---------------------------
          executed by the applicable Seller and in recordable form, and copies of the related Purchase Agreement, assigned to the Lessor, shall each have been delivered to the Agent by Rowe Furniture, with copies thereof to each other Funding Party with copies thereof to each other Funding Party, as applicable (it being understood, that each Purchase
                                        -- ----- ----------
          Agreement shall be satisfactory in form and substance to the Lessor and the Lenders).

                (ii)  Lease Supplement.  The original of the related Lease
                      ----------------
          Supplement, duly executed by the related Lessee and the Lessor and in recordable form, shall have been delivered to the Agent by such Lessee.

                (iii)  Mortgage or Deed of Trust and Assignment of Lease and
                       -----------------------------------------------------
          Rents. Counterparts of the Mortgage or Deed of Trust, as the case may be, (substantially in the form of Exhibit D-1 or D-2, as the case may
                                            -----------    ---
          be, attached hereto), duly executed by the Lessor and in recordable form, shall have been delivered to the Agent (which Mortgage or Deed of Trust, as the case may be, shall secure all of the debt to the Agent unless such mortgage is subject to a tax based on the amount of indebtedness secured thereby, in which case the amount secured will be limited to debt in an amount equal to 100% of the projected cost of acquisition and construction of such Leased Property); and the

          Assignment of Lease and Rents (substantially in the form of Exhibit B
                                                                      ---------
          attached hereto) in recordable form, duly executed by the Lessor, shall have been delivered to the Agent by the Lessor.

                (iv)  Security Agreement and Assignment.  If Buildings are to be
                      ---------------------------------
          constructed on the Land, counterparts of the Security Agreement and Assignment (substantially in the form of Exhibit C attached hereto),
                                                   ---------
          duly executed by the Construction Agent, with an acknowledgment and consent thereto satisfactory to the Lessor and the Agent duly executed by the related General Contractor and the related Architect, as applicable, and complete copies of the related Construction Contract and the related Architect's Agreement certified by the Construction Agent, shall have been delivered to the Lessor and the Agent (it being understood and agreed that if no related Construction Contract or Architect's Agreement exists on such Closing Date, such delivery shall not be a condition precedent to the Funding on such Closing Date, and in lieu thereof the Construction Agent shall deliver complete copies of such Security Agreement and Assignment and consents concurrently with the Construction Agent's entering into such contracts).

                (v) Survey.  The related Lessee shall have delivered, or shall
                    ------
          have caused to be delivered, to the Lessor and the Agent, at such Lessee's expense, an accurate survey certified to the Lessor and the Agent in a form reasonably satisfactory to the Lessor and the Agent and showing no state of facts unsatisfactory to the Lessor or the Agent and prepared within ninety (90) days of such Closing Date (or such other time period agreed to by the Lessor and the Agent) by a Person reasonably satisfactory to the Lessor and the Agent. Such survey shall (1) be acceptable to the Title Insurance Company for the purpose of providing extended coverage to the Lessor and a lender's comprehensive endorsement to the Agent, (2) show no encroachments on such Land by structures owned by others, and no encroachments from any part of such Leased Property onto any land owned by others, and (3) disclose no state of facts reasonably objectionable to the Lessor, the Agent or the Title Insurance Company, and be reasonably acceptable to each such Person.

                (vi)  Title and Title Insurance.  On such Closing Date, the
                      -------------------------
          Lessor shall receive from a title insurance company acceptable to the Lessor and the Agent an ALTA Owner's Policy of Title Insurance issued by such title insurance company and the Agent shall receive from such title insurance company an ALTA Mortgagee's Policy of Title Insurance issued by such title insurance company, in each case, in the amount of the projected cost of acquisition and construction of such Leased Property, reasonably acceptable in form and substance to the Lessor and the Agent, respectively (collectively, the "Title Policy"), which
                                                          ------------
          may be subject to mechanic's liens arising during the course of Construction. The Title Policy shall be dated as of such Closing Date, and, to the extent permitted under Applicable Law, shall include such affirmative endorsements as the Lessor or the Agent shall reasonably request.

                (vii)  Appraisal.  Each Funding Party shall have received a
                       ---------
          report of the Appraiser (an "Appraisal"), paid for by Rowe Furniture
                                       ---------
          or the related Lessee, which shall meet the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, shall be satisfactory to such Funding Party and shall state in a manner satisfactory to such Funding Party the estimated "as vacant" value of such Land and existing Buildings or any Building to be constructed thereon. Such Appraisal must show that the "as vacant" value of such Leased Property (if a Building is to be constructed on the Land, determined as if the Building had already been completed in accordance with the related Plans and Specifications and by excluding from such value the amount of assessments on such Leased Property) is at least 43% of the total cost of such Leased Property, including the trade fixtures, equipment and personal property (excluding Lessee's Property) utilized in connection with the Leased Property and to be funded by the Funding Parties. In the case of Land without any Building thereon or any Plans and Specifications for a Building on the related Closing Date, an Appraisal meeting the foregoing requirements need not be delivered on or prior to the Closing Date but shall be delivered on or before the 45th day following the development of Plans and Specifications for a Building thereon; if the "as vacant" value shown in the Appraisal so obtained by the

          Funding Parties fails to
          meet the requirement of the preceding sentence, such failure shall constitute an Event of Default.

                (viii)  Environmental Audit and related Reliance Letter.  The
                        -----------------------------------------------
          Lessor and the Agent shall have received an Environmental Audit for such Leased Property, which shall be conducted in accordance with ASTM standards and shall not include a recommendation for further investigation and is otherwise satisfactory to the Lessor and the Agent; and the firm that prepared the Environmental Audit for such Leased Property shall have delivered to the Lessor and the Agent a letter stating that the Lessor, the Agent and the Lenders may rely upon such firm's Environmental Audit of such Land, it being understood
                                                             -------------------
          that the Lessor's and the Agent's acceptance of any such Environmental Audit shall not release or impair Lessee's obligations under the Operative Documents with respect to any environmental liabilities relating to such Leased Property. Lessor and/or Lenders shall have the right to require an update of the Environmental Audit following completion of development of the Leased Property, as a condition of further Funding.

                (ix)  Evidence of Insurance. The Lessor and the Agent shall have
                      ---------------------
          received from the related Lessee certificates of insurance evidencing compliance with the provisions of Article VIII of the Lease (including the naming of the Lessor, the Agent and the Lenders as additional insured or loss payee with respect to such insurance, as their interests may appear), in form and substance reasonably satisfactory to the Lessor and the Agent.

                (x) Officer's Certificate.  Each of the Agent and the Lessor
                    ---------------------
          shall have received an Officer's Certificate of Rowe Furniture stating that, to the best of such officer's knowledge, (A) each and every representation and warranty of Rowe Furniture contained in the Operative Documents is true and correct in all material respects on and as of such Closing Date as though made on and as of such Closing Date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date;

          (B) no Event of Default, Potential Event of Default or Construction Force Majeure Event has occurred and is continuing; (C) each Operative Document to which any Lessee is a party is in full force and effect with respect to it; and (D) no event that could reasonably be expected to have a Material Adverse Effect has occurred since May 30, 1999.

                (xi)  UCC Financing Statement; Recording Fees; Transfer Taxes.
                      -------------------------------------------------------
          Each Funding Party shall have received satisfactory evidence of (i) the execution and delivery to Agent of a UCC-1 and, if required by applicable law, UCC-2 financing statement to be filed with the Secretary of State of the applicable State (or other appropriate filing office) and the county where the related Land is located, respectively, and such other Uniform Commercial Code financing statements as any Funding Party deems necessary or desirable in order to perfect such Funding Party's interests and (ii) the payment of all recording and filing fees and taxes with respect to any recordings or filings made of the related Deed, the Lease, the related Lease Supplement, the related Mortgage and the related Assignment of Lease and Rents.

                (xii)  Opinions.  An opinion of local counsel for the related
                       --------
          Lessee qualified in the jurisdiction in which such Leased Property is located, in a form reasonably satisfactory to Agent, shall have been delivered and addressed to each of the Lessor, the Agent and the Lenders. To the extent requested by the Agent, opinions supplemental to those delivered under Section 3.2(vi) and reasonably satisfactory
                                   ---------------
          to the Agent shall have been delivered and addressed to each of the Lessor, the Agent and the Lenders.

                (xiii)  Officer's Certificate.  The Agent shall have received an
                        ---------------------
          Officer's Certificate of the Lessor stating that, to the best of such officer's knowledge, (A) each and every representation and warranty of the Lessor contained in the Operative Documents is true and correct in all material respects on and as of such Closing Date as though made on and as of such Closing Date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; (B) no Event of Default or Potential Event of Default has occurred and is continuing; (C) each Operative Document to which the Lessor is a party is in full force and effect with respect to it; and (D) no event that could have a Material Adverse Effect has occurred since the date of the most recent financial statements of the Lessor delivered or required to be delivered to the Agent.

                (xiv)  Good Standing Certificates. The Agent shall have received
                       --------------------------
          good standing certificates for the Lessor and the related Lessee from the appropriate offices of the state where the related Land is located.

          (b) Litigation.  No action or proceeding shall have been instituted
              ----------
or, to the knowledge of any Funding Party, threatened nor shall any governmental action, suit, proceeding or investigation be instituted or threatened before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority, to set aside, restrain, enjoin or prevent the performance of this Master Agreement or any transaction contemplated hereby or by any other Operative Document or which is reasonably likely to materially adversely affect any Leased Property or any transaction contemplated by the Operative Documents or which could reasonably be expected to result in a Material Adverse Effect.

          (c) Legality.  In the opinion of such Funding Party or its counsel,
              --------
the transactions contemplated by the Operative Documents shall not violate any Applicable Law, and no change shall have occurred or been proposed in Applicable Law that would make it illegal for such Funding Party to participate in any of the transactions contemplated by the Operative Documents.

          (d) No Events. (i) No Event of Default, Potential Event of Default,
              ---------
Event of Loss or Event of Taking relating to such Leased Property shall have occurred and be continuing, (ii) no action shall be pending or threatened by a Governmental Authority to initiate a Condemnation or an Event of Taking, and
(iii) there shall not have occurred any event that could reasonably be expected to have a Material Adverse Effect since May 30, 1999.

          (e) Representations.  Each representation and warranty of the parties
              ---------------
hereto or to any other Operative Document contained herein or in any other Operative Document shall be true and correct in all material respects as though made on and as of such Closing Date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

           (f) Cutoff Date.  No Closing Date shall occur after the Funding
               -----------
Termination Date.

          (g) Transaction Expenses.  The related Lessee shall have paid the
              --------------------
transaction costs then accrued and invoiced which the Lessees have agreed to pay pursuant to Section 8.8 or will be paid in accordance with its terms.
            -----------

      SECTION 3.2 Additional Conditions for the Closing Date. The obligations of
                  ------------------------------------------
the Lessor and each Lender to carry out their respective obligations under

Section 2 of this Master Agreement to be performed on the Closing Date shall be
---------
subject to the satisfaction of, or waiver by, each such party hereto (acting directly or through its counsel) on or prior to the Closing Date of the following conditions precedent in addition to those set forth in Section 3.1,
                                                                 -----------
provided that the obligations of any Funding Party shall not be subject to any
--------
conditions contained in this Section 3.2 which are required to be performed by
                             -----------
such Funding Party:

          (a) Loan Agreement; Guaranty Agreement.  Counterparts of the Loan
              ----------------------------------
Agreement, duly executed by the Lessor, the Agent and each Lender shall have been delivered to each of the Lessor and the Agent. An A Note and a B Note, duly executed by the Lessor, shall have been delivered to the Agent. The Guaranty Agreement, duly executed by each Guarantor, shall have been delivered to the Agent.

          (b) Master Agreement.  Counterparts of this Master Agreement, duly
              ----------------
executed by the parties hereto, shall have been delivered to each of the parties hereto.

          (c) Construction Agency Agreement.  Counterparts of the Construction
              -----------------------------
Agency Agreement, duly executed by the parties thereto shall have been delivered to each of the parties hereto.

          (d) Lease.  Counterparts of the Lease, duly executed by the Lessees
              -----
party to this Master Agreement on the Closing

Date, and the Lessor, shall have been delivered to each Funding Party and the original, chattel paper copy of the Lease shall have been delivered to the Agent.

          (e) Lease Supplement.  The original of the Lease Supplement, duly
              ----------------
executed by the related Lessee and the Lessor and in recordable form, shall have been delivered to the Agent.

          (f) Obligor's Resolutions and Incumbency Certificate, etc.  Each of
              -----------------------------------------------------
the Agent and the Lessor shall have received (x) a certificate of the Secretary or an Assistant Secretary of each Obligor on the Closing Date, attaching and certifying as to (i) the Board of Directors' (or appropriate committee's) resolution duly authorizing the execution, delivery and performance by it of each Operative Document to which it is or will be a party, (ii) the incumbency and signatures of persons authorized to execute and deliver such documents on its behalf, (iii) its articles or certificate of incorporation, certified as of a recent date by the Secretary of State of the state of its incorporation and
(iv) its by-laws, and (y) good standing certificates for such Obligor on the Closing Date from the appropriate offices of the States of such Obligor's incorporation and principal place of business.

          (g) Opinions of Counsel.  The opinion of Silver, Freedman & Taff,
              -------------------
L.L.P., dated as of the Closing Date, substantially in the form set forth in

Exhibit G-1 attached hereto, and containing such other matters as the parties to
-----------
whom it is addressed shall reasonably request, shall have been delivered and addressed to each of the Lessor, the Agent and the Lenders. The opinion of Brown McCarroll & Oaks Hartline, LLP, dated as of the Closing Date, substantially in the form set forth in Exhibit G-2 attached hereto, and
                                       -----------
containing such other matters as the parties to whom it is addressed shall reasonably request, shall have been delivered to each of the Agent, the Lessee and the Lenders.

          (h) Good Standing Certificate.  The Agent and Rowe Furniture shall
              -------------------------
have received a good standing certificate for the Lessor from the appropriate office of the State of Texas.

          (i) Lessor's Consents and Incumbency Certificate, etc. The Agent and
              -------------------------------------------------
Rowe Furniture shall have received a certificate of the Secretary or an Assistant Secretary of the General Partner of the Lessor attaching and certifying as to (i) the consents of the partners of the Lessor duly authorizing the execution, delivery and performance by it of each Operative Document to which it is or will be a party, (ii) the incumbency and signatures of persons authorized to execute and deliver such documents on its behalf, and (iii) the Partnership Agreement.

          (j) Funding Request.  The Lessor and the Agent shall have received
              ---------------
from the Construction Agent or a Lessee the Funding Request therefor pursuant to
Section 2.2(d).

      SECTION 3.3 Conditions to the Obligations of Lessee.  The obligations of
                  ---------------------------------------
any Lessee to lease a Leased Property from the Lessor are subject to the fulfillment on the Closing Date to the satisfaction of, or waiver by, such Lessee, of the following conditions precedent:

          (a) General Conditions.  The conditions set forth in Sections 3.1 and
              ------------------                               ------------
3.2 that require fulfillment by the Lessor, the Agent or the Lenders shall have
---
been satisfied, including the delivery of good standing certificates by the Lessor pursuant to Sections 3.1(a)(xiv) and 3.2(vii) and the delivery of an
                   --------------------     --------
opinion of counsel for the Lessor pursuant to Section 3.2(vi) and the execution
                                              ---------------
and delivery of the Operative Documents to be executed by the Lessor, the Agent or the Lenders in connection with such Leased Property.

          (b) Legality.  In the opinion of such Lessee or its counsel, the
              --------
transactions contemplated by the Operative Documents shall not violate any Applicable Law, and no change shall have occurred or been proposed in Applicable Law that would make it illegal for such Lessee to participate in any of the transactions contemplated by the Operative Documents.

          (c) Purchase Agreement.  The Purchase Agreement and all documents to
              ------------------
be delivered under the Purchase Agreement, including title insurance, survey and environmental audit, shall be reasonably satisfactory to such Lessee.

      SECTION 3.4 Conditions to the Obligations of the Funding Parties on each
                  ------------------------------------------------------------
Funding Date.  The obligations of the Lessor and each Lender to carry out their
------------
respective obligations under Section 2 of this Master Agreement to be performed
                             ---------
on each Funding Date shall be subject to the fulfillment to the satisfaction of, or waiver by, each such party hereto (acting directly or through their respective counsel) on or prior to each such Funding Date of the following conditions precedent, provided that the obligations of any Funding Party shall
                      --------
not be subject to any conditions contained in this Section 3.4 which are
                                                   -----------
required to be performed by such Funding Party:

          (a) Funding Request.  The Lessor and the Agent shall have received
              ---------------
from the Construction Agent or a Lessee the Funding Request therefor pursuant to

Section 2.2(d).
--------------

          (b) Condition Fulfilled.  As of such Funding Date, the condition set
              -------------------
forth in Section 3.1(d)(i) shall have been satisfied.
         -----------------

          (c) Representations.  As of such Funding Date, both before and after
              ---------------
giving effect to the Funding requested by the Construction Agent or a Lessee on such date, the representations and warranties that the Construction Agent or any Obligor is deemed to make pursuant to Section 2.2(e) shall be true and correct
                                      --------------
in all material respects on and as of such Funding Date as though made on and as of such Funding Date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

          (d) No Bonded Stop Notice or Filed Mechanics Lien.  As of such Funding
              ---------------------------------------------
Date, and as to any Funded Amount requested for any Leased Property on such Funding Date, (i) none of the Lessor, the Agent or any Lender has received (with respect to such Leased Property) a bonded notice to withhold Loan funds that has not been discharged by the related Lessee or the Construction Agent, and (ii) no mechanic's liens or materialman's liens have been filed against such Leased Property that have not been discharged by the related Lessee, bonded over in a manner reasonably satisfactory to the Agent or insured over by the Title Insurance Company.

          (e) Paydown of Revolver.  The Agent shall have received from the
              -------------------
Lessee a deposit in an amount equal to fifty percent (50%) of the amount of the Funding requested as payment of principal borrowed under the Revolver pursuant to Section 2(b) of the Agreement as to Synthetic Lease Fundings, dated as of August 27, 1999, by and between the Lessee, the Guarantors, the Agent and Bank of America, N.A., a national banking association d/b/a Nationsbank, N.A.

      SECTION 3.5 Completion Date Conditions.  The occurrence of the Completion
                  --------------------------
Date with respect to any Leased Property shall be subject to the fulfillment to the satisfaction of, or waiver by, each party hereto (acting directly or through its counsel) of the following conditions precedent:

          (a) Title Policy Endorsements; Architect's Certificate.  The
              --------------------------------------------------
Construction Agent shall have furnished to each Funding Party (1) the following endorsements to the related Title Policy (each of which shall be subject to no exceptions other than those reasonably acceptable to the Agent): a date-down endorsement (redating and confirming the coverage provided under the Title Policy and each endorsement thereto) and a "Form 9" endorsement (if available in the applicable jurisdiction), in each case, effective as of a date not earlier than the date of completion of the Construction, and (2) a certificate of the Architect dated at or about the Completion Date, in form and substance reasonably satisfactory to the Agent, the Lessor and the Lenders, and stating that (i) the related Building has been completed substantially in accordance with the Plans and Specifications therefor, and such Leased Property is ready for occupancy, (ii) such Plans and Specifications comply in all material respects with all Applicable Laws in effect at such time, and (iii) to the best of the Architect's knowledge, such Leased Property, as so completed, complies in all material respects with all Applicable Laws in effect at such time. The Construction Agent shall also deliver to the Agent true and complete copies of:
(A) an "as built" or "record" set of the Plans and Specifications, (B) a plat of survey of such Leased Property "as built" to a standard reasonably acceptable to the Agent showing all easements, paving, driveways, fences and exterior improvements, and (C) copies of a certificate or certificates of occupancy for such Leased Property or other legally equivalent permission to occupy such Leased Property.

          (b) Construction Completion.  Any related Construction shall have been
              -----------------------
completed substantially in accordance with the related Plans and Specifications, the related Deed and all Applicable Laws, and such Leased Property shall be ready for occupancy and operation. All fixtures, equipment and other property which are owned by Lessor and paid for by Fundings hereunder and which were contemplated under the Plans and Specifications to be incorporated into or installed in such Leased Property shall have been substantially incorporated or installed, free and clear of all Liens except for Permitted Encumbrances.

          (c) Construction Agent Certification.  The Construction Agent shall
              --------------------------------
have furnished the Lessor, the Agent and each Lender with a certification of the Construction Agent (substantially in the form of Exhibit H) that:
                                                 ---------

               (i) all amounts owing to third parties for the related Construction have been paid in full (other than contingent obligations for which the Construction Agent has made adequate reserves or obligations to be paid from the final Funding), and no litigation or proceedings are pending, or to the best of the Construction Agent's knowledge, are threatened, against such Leased Property or the Construction Agent or the related Lessee which could reasonably be expected to have a Material Adverse Effect;

               (ii) all material consents, licenses and permits and other governmental authorizations or approvals required for such Construction and operation of such Leased Property have been obtained and are in full force and effect;

               (iii) such Leased Property has available all services of public facilities and other utilities necessary for the related Lessee's use and operation of such Leased Property for its intended purposes including, without limitation, adequate water, gas and electrical supply, storm and sanitary sewerage facilities, telephone, other required public utilities and means of access between the related Building and public highways for pedestrians and motor vehicles;

               (iv) all agreements, easements and other rights, public or private, which are necessary to permit the lawful use and operation of such Leased Property as the related Lessee intends to use such Leased Property under the Lease and which are necessary to permit the lawful intended use and operation by the related Lessee of all then intended utilities, driveways, roads and other means of egress and ingress to and from the same have been obtained and are in full force and effect and neither the Construction Agent nor the related Lessee has any knowledge of any pending modification or cancellation of any of the same that would result in a Material Adverse Effect; and the use of such Leased Property by the related Lessee does not depend on any variance, special exception or other municipal approval, permit or consent that has not been obtained and is in full force and effect for its continuing legal use;

               (v) all of the requirements and conditions set forth in Section
                                                                       -------
     3.5(b) hereof have been completed and fulfilled with respect to such Leased
     ------
     Property and the related Construction; and

               (vi) to the best of the Construction Agent's knowledge, such Leased Property is in compliance in all material respects with all applicable zoning laws and regulations.

      SECTION 3.6 Addition of Lessees.  After the date hereof, additional
                  -------------------
Subsidiaries of Rowe Companies may become Lessees hereunder and under the other Operative Documents upon satisfaction of the following conditions precedent:

          (a) such Subsidiary and the Guarantor shall have executed and delivered to the Agent and the Lessor a Joinder Agreement, substantially in the form of Exhibit J;
                 ---------

          (b) such Subsidiary shall have delivered to each of the Agent and the Lessor (x) a certificate of the Secretary or an Assistant Secretary of such Subsidiary, attaching and certifying as to (i) the Board of Directors' resolution duly authorizing the execution, delivery and performance by it of each Operative Document to which it is or will be a party, (ii) the incumbency and signatures of persons authorized to execute and deliver such documents on its behalf, (iii) its certificate of incorporation, certified as of a recent date by the Secretary of State of its incorporation and (iv) its by-laws, and (y) good standing certificates from the appropriate offices of the States of such Subsidiary's incorporation and principal place of business;

          (c) such Subsidiary shall have delivered an opinion of Silver, Freedman & Taff, L.L.P., addressed to each of the Lessor, the Agent and the Lenders, substantially in the form set forth in Exhibit G-1; and
                                                     -----------

          (d) the Agent, the Lessor and the Lenders shall have received such other documents, certificates and information as any of them shall have reasonably requested.


                                  ARTICLE IV.
                                REPRESENTATIONS

      SECTION 4.1 Representations of Obligors.  Effective as of the date of
                  ---------------------------
execution hereof, as of the Closing Date and as of each Funding Date, each Obligor represents and warrants to each of the other parties hereto as follows:

          (a) Financial Condition.  The consolidated balance sheets of Rowe
              -------------------
Companies and its Subsidiaries as at November 29, 1998 and May 30, 1999 and the related consolidated statements of income, stockholder's equity and cash flows for the fiscal year ended on each such date, reported on (in the case of the November 29, 1998 balance sheet and statements) by BDO Seidman, LLP, copies of which have heretofore been furnished to each Funding Party, are complete and correct in all material respects and present fairly the consolidated financial condition of the Lessees and Rowe Companies as at such dates, and the consolidated results of their operations and their consolidated cash flows for
the fiscal year then ended.   All such financial statements, including the
related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants and as disclosed therein). To the best knowledge of any Lessee or Rowe Companies, there are no material liabilities, direct or indirect, fixed or contingent, of any such Lessee or Rowe Companies, as of the date hereof, that are not reflected in the above financial statements, other than those incurred in the ordinary course of business since May 30, 1999, or which have been reflected in a Form 8-K filing with the SEC.

          (b) No Change.  To the best knowledge of any Lessee or Rowe Companies,
              ---------
there has been no material adverse change in the financial condition or operations of any such Lessee or Rowe Companies since May 30, 1999, except as disclosed in writing to the Agent and except as reflected in Form 8-K filings with the SEC, provided however, that the foregoing representation is made solely as of the Closing Date.

          (c) Corporate Existence; Compliance with Law.  Each Obligor and each
              ----------------------------------------
of Rowe Companies' Significant Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, except to the extent that, in the aggregate, the failure of any such Subsidiaries to be duly organized, validly existing or in good standing would not have a Material Adverse Effect, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, except to the extent that, in the aggregate, the failure of any such Subsidiaries to have any such power, authority or legal right would not have a Material Adverse Effect, (c) is duly qualified and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that, in the aggregate, the failure to so qualify or be in good standing would not have a Material Adverse Effect, and (d) is, to the best of its knowledge, in compliance with all Requirements of Law except to the extent that, in the aggregate, the failure to comply therewith would not have a Material Adverse Effect.

          (d) Corporate Power; Authorization; Enforceable Obligations.  Each
              -------------------------------------------------------
Obligor has the corporate power and authority, and the legal right, to make, deliver and perform this Master Agreement and the other Operative Documents to which it is a party and has taken all necessary corporate action to authorize the Transaction on the terms and conditions of this Master Agreement and to authorize the execution, delivery and performance of this Master Agreement and the other Operative Documents to which it is a party. No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Transaction or with the execution, delivery, performance, validity or enforceability of this Master Agreement or the other Operative Documents to which it is a party. This Master Agreement has been, and each other Operative Document to which it is a party will be, duly executed and delivered on behalf of each Obligor. This Master Agreement constitutes, and each other Operative Documents to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of each Obligor enforceable against such Obligor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          (e) No Legal Bar.  The execution, delivery and performance of this
              ------------
Master Agreement and the other Operative Documents to which it is a party, the Transaction and the use of the proceeds thereof will not, to the best of such Obligor's knowledge, violate any Requirement of Law or Contractual Obligation of Rowe Companies or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation, other than the Operative Documents and other than any Permitted Encumbrances with respect to Leased Properties.

          (f) No Material Litigation.  No litigation, investigation or
              ----------------------
proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Obligor, threatened by or against any Obligor or any of their Subsidiaries or against any of its or their respective properties or revenues which would have a Material Adverse Effect.

           (g) No Default.  No Potential Event of Default or Event of Default
               ----------
has occurred and is continuing.

          (h) Taxes.  All tax returns now required to be filed by the Obligors
              -----
have been filed (or appropriate extensions of such filings have been obtained) and all taxes, assessments and other governmental charges (other than those presently payable without penalty or interest and those being contested in good faith by appropriate proceedings due from the Obligors have been paid. The Obligors have established on their books reserves adequate for the payment of all federal, state and other tax liabilities.

          (i) Federal Regulations.  No part of the proceeds of any Funding will
              -------------------
be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U or Regulation X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect if such use would violate, or cause the Fundings or the Commitments to be in violation of, the provisions of the Regulations of such Board of Governors. If requested by any Funding Party or the Agent at any time, each Obligor will furnish to the Agent and each Funding Party a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

          (j) ERISA. To the best of such Obligors' knowledge, each Plan is in
              -----
compliance in all material respects with all applicable provisions of ERISA and the Code, and no liability or obligation has been incurred with respect to any Plan pursuant to Title IV of ERISA. No Prohibited Transaction has occurred or exists in connection with any Plan. Neither the Obligors nor any ERISA Affiliate is now or will be at any time from the Closing Date through the Lease Term a sponsor or contributing employer of (1) any plan which is subject to the minimum funding requirements under Section 412 of the Code or Section 302 of ERISA, (2) any "single-employer plan," as defined in Section 4001(a)(15) of ERISA, or (3) any "multiemployer plan," as defined in Section 4001(a)(3) of ERISA.

          (k) Investment Company Act; Other Regulations.  None of the Obligors
              -----------------------------------------
is subject to registration as an "investment company" or is "controlled" by such a company, within the meaning of the Investment Company Act of 1940, as amended.

          (l) Purpose of Fundings.  The proceeds of the Fundings shall be used
              -------------------
by the related Lessee or the Construction Agent to purchase the Land from the applicable Seller and for Construction costs, including hard and soft costs, plans and specifications, attorney fees, costs associated with development and construction of the Building and any trade fixtures or equipment purchased for use on or in connection with the Leased Property with Funding provided by the Funding Parties.

          (m) Disclosure.  This Master Agreement, taken as a whole, does not
              ----------
contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein in light of the circumstances in which they were made, not materially misleading.

           (n) Hazardous Materials - Leased Properties.
               ---------------------------------------

               (i) To the best knowledge of the related Lessee, except as described in the related Environmental Audit, on the Closing Date for each Leased Property, there are no Hazardous Materials present at, upon, under or within such Leased Property or released or transported to or from such Leased Property (except in compliance in all material respects with all Applicable Law).

               (ii) To the best knowledge of the related Lessee, on the related Closing Date, no Governmental Actions have been taken or, to the best knowledge of the related Lessee, are in process or have been threatened, which could reasonably be expected to subject such Leased Property, any Lender or the Lessor to any Claims or Liens with respect to such Leased Property under any Environmental Law which would have a Material Adverse Effect, or would have a material adverse effect on the Lessor or any Lender.

               (iii) The related Lessee has obtained, or will obtain on or before the date required by Applicable Law, all Environmental Permits to the extent required by Applicable Law to operate each Leased Property, if any, in accordance with Environmental Laws and is complying with and has at all times complied with all such Environmental Permits, except to the extent the failure to obtain such Environmental

     Permits or to so comply would not have a Material Adverse Effect.

               (iv) To the best knowledge of the related Lessee, except as set forth in the related Environmental Audit or in any notice subsequently furnished by the related Lessee to the Agent and approved by the Agent in writing prior to the respective times that the representations and warranties contained herein are made or deemed made hereunder, no notice, notification, demand, request for information, citations, summons, complaint or order has been issued or filed to or with respect to the related Lessee, no penalty has been assessed on the related Lessee and no investigation or review is pending or threatened by any Governmental Authority or other Person in each case relating to any Leased Property with respect to any alleged material violation or liability of the related Lessee under any Environmental Law. To the best knowledge of the related Lessee, no material notice, notification, demand, request for information, citations, summons, complaint or order has been issued or filed to or with respect to any other Person, no material penalty has been assessed on any other Person and no investigation or review is pending or threatened by any Governmental Authority or other Person relating to any Leased Property with respect to any alleged material violation or liability under any Environmental Law by any other Person.

               (v) To the best knowledge of the related Lessee, each Leased Property and each portion thereof are presently in compliance in all material respects with all Environmental Laws, and, to the best knowledge of the related Lessee, there are no present or past facts, circumstances, activities, events, conditions or occurrences regarding such Leased Property (including without limitation the release or presence of Hazardous Materials) that could reasonably be anticipated to (A) form the basis of a material Claim against such Leased Property, any Funding Party or the related Lessee, (B) cause such Leased Property to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law, (C) require the filing or recording of any notice or restriction relating to the presence of Hazardous Materials in the real estate records in the county or other appropriate municipality in which such Leased Property is located, or (D) prevent or materially interfere with the continued operation and maintenance of such Leased Property as contemplated by the Operative Documents.

          (o) Leased Property.  To the best knowledge of the related Lessee, the
              ---------------
present condition of each Leased Property conforms in all material respects with all conditions or requirements of all existing material permits and approvals issued with respect to such Leased Property, and the related Lessee's future intended use of such Leased Property under the Lease does not, in any material respect, violate any Applicable Law. To the best knowledge of the related Lessee, no material notices, complaints or orders of violation or non-compliance have been issued or threatened or contemplated by any Governmental Authority with respect to any Leased Property or any present or intended future use thereof. All material agreements, easements and other rights, public or private, which are necessary to permit the lawful use and operation of each Leased Property as the related Lessee intends to use such Leased Property under the Lease and which are necessary to permit the lawful intended use and operation of all presently intended utilities, driveways, roads and other means of egress and ingress to and from the same have been, or to the related Lessee's best knowledge will be, obtained and are or will be in full force and effect, and the related Lessee has no knowledge of any pending material modification or cancellation of any of the same.

      SECTION 4.2 Survival of Representations and Effect of Fundings.
                  --------------------------------------------------

          (a) Survival of Representations and Warranties.  All representations
              ------------------------------------------
and warranties made in Section 4.1 shall survive delivery of the Operative
                       -----------
Documents and every Funding, and shall remain in effect until all of the Obligations are fully and irrevocably paid.

          (b) Each Funding a Representation.  Each Funding accepted by a Lessee
              -----------------------------
or the Construction Agent shall be deemed to constitute a representation and warranty by each Obligor to the effect of Section 4.1.
                                          -----------

      SECTION 4.3 Representations of the Lessor.  Effective as of the date of
                  -----------------------------
execution hereof, as of the Closing Date and as of each Funding Date, in each case, with respect to each of the Leased Properties, the Lessor represents and warrants to the Agent, the Lenders, the Lessees, Rowe Companies and the Guarantors, as follows:

          (a) Securities Act.  The interest being acquired or to be acquired by
              --------------
the Lessor in such Leased Property is being acquired for its own account, without any view to the distribution thereof or any interest therein, provided
                                                                      --------
that the Lessor shall be entitled to assign, convey or transfer its interest in accordance with Section 6.1.
                -----------

          (b) Due Organization, etc.  The Lessor is a limited partnership duly
              ---------------------
organized and validly existing in good standing under the laws of Texas and each state in which a Leased Property is located and has full power, authority and legal right to execute, deliver and perform its obligations under the Lease, this Master Agreement and each other Operative Document to which it is or will be a party.

          (c) Due Authorization; Enforceability, etc.  This Master Agreement and
              --------------------------------------
each other Operative Document to which the Lessor is or will be a party have been or will be duly authorized, executed and delivered by or on behalf of the Lessor and are, or upon execution and delivery will be, legal, valid and binding obligations of the Lessor enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by general equitable principles.

          (d) No Conflict.  The execution and delivery by the Lessor of the
              -----------
Lease, this Master Agreement and each other Operative Document to which the Lessor is or will be a party, are not or will not be, and the performance by the Lessor of its obligations under each will not be, inconsistent with its Partnership Agreement, do not and will not contravene any Applicable Law applicable generally to parties providing financing and do not and will not contravene any provision of, or constitute a default under, any Contractual Obligation of Lessor, do not and will not require the consent or approval of, the giving of notice to, the registration with or taking of any action in respect of or by, any Governmental Authority applicable generally to parties providing financing, except such as have been obtained, given or accomplished, and the Lessor possesses all requisite regulatory authority to undertake and perform its obligations under the Operative Documents.

          (e) Litigation.  There are no pending or, to the knowledge of the
              ----------
Lessor, threatened actions or proceedings against the Lessor before any court, arbitrator or administrative agency with respect to any Operative Document or that would have a material adverse effect upon the ability of the Lessor to perform its obligations under this Master Agreement or any other Operative Documents to which it is or will be a party.

          (f) Lessor Liens.  No Lessor Liens (other than those created by the
              ------------
Operative Documents) exist on any Closing Date on the Leased Property, or any portion thereof, and the execution, delivery and performance by the Lessor of this Master Agreement or any other Operative Document to which it is or will be a party will not subject any Leased Property, or any portion thereof, to any Lessor Liens (other than those created by the Operative Documents).

          (g) Employee Benefit Plans.  The Lessor is not and will not be making
              ----------------------
its investment hereunder, and is not performing its obligations under the Operative Documents, with the assets of an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA, or "plan" (as defined in Section 4975(e)(1)) of the Code.

           (h) General Partner.  The sole general partner of the Lessor is
               ---------------
Atlantic Financial Managers, Inc.

          (i) Financial Information.  (A) The unaudited balance sheet of the
              ---------------------
Lessor as of December 31, 1998 and the related statements of income, partners' capital and cash flows for the year then ended, copies of which have been delivered to the Agent and Rowe Companies, fairly present, in conformity with sound accounting principles, the financial condition of the Lessor as of such date and the results of operations and cash flows for such period.

          (B) Since December 31, 1998, there has been no event, act, condition or occurrence having a material adverse effect upon the financial condition, operations, performance or properties of the Lessor, or the ability of the Lessor to perform in any material respect its obligations under the Operative Documents.

          (C) The Lessor has no recourse indebtedness, and the Lessor has not entered into any other transactions, purchases, leases or other agreements, other than immaterial transactions, purchases, leases and other agreements entered into by the Lessor in the ordinary course of its business, in which the Lessor has any liability to the other parties to such transactions, purchases, leases or other agreements that is in excess of the Lessor's ownership or other interest in the property subject to such transactions, purchases, leases or other agreements other than liability for required fundings, breach of contract, misrepresentation, gross negligence, willful misconduct, fraud, failure to turn over funds and similar exceptions to limitations on recourse.

          (j) No Offering.  The Lessor has not offered the Notes to any Person
              -----------
in any manner that would subject the issuance thereof to registration under the Securities Act or any applicable state securities laws.

      SECTION 4.4 Representations of each Lender.  Effective as of the date of
                  ------------------------------
execution hereof, as of the Closing Date and as of each Funding Date, each Lender represents and warrants to the Lessor and to the Lessees as follows:

          (a) Securities Act.  The interest being acquired or to be acquired by
              --------------
such Lender in the Funded Amounts is being acquired for its own account, without any view to the distribution thereof or any interest therein, provided that such
                                                              --------
Lender shall be entitled to assign, convey or transfer its interest in accordance with Section 6.2.
                -----------

          (b) Employee Benefit Plans.  Such Lender is not and will not be making
              ----------------------
its investment hereunder, and is not performing its obligations under the Operative Documents, with the assets of an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA, or "plan" (as defined in Section 4975(e)(1)) of the Code.


                                  ARTICLE V.
                     COVENANTS OF OBLIGORS AND THE LESSOR

      SECTION 5.1  Affirmative Covenants.  Each Obligor covenants and agrees
                   ---------------------
that, it shall do, or cause to be done, the following:

           (a) Financial Statements.  Furnish to each Funding Party:
               --------------------

               (i) as soon as available, but in any event within 90 days after the end of each fiscal year of each Obligor, a copy of the consolidated balance sheet of Rowe Companies and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by BDO Seidman, LLP, by a "Big 5" accounting firm, or by another nationally recognized accounting firm designated by Rowe Companies and reasonably acceptable to the Required Funding Parties. Alternatively, such Obligor may furnish its annual report on Form 10-K filed with the SEC if such annual report contains financial statements that satisfy the requirements set forth above; and

               (ii) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of each Obligor, the unaudited consolidated balance sheet of Rowe Companies and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of Rowe Companies and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments). Alternatively, such Obligor may furnish its quarterly report on Form 10-Q filed with the SEC if such quarterly report contains financial statements that satisfy the requirements set forth above;

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

           (b) Certificates; Other Information.  Furnish to each Funding Party:
               -------------------------------

          (i) concurrently with the delivery of the financial statements referred to in Section 5.1(a)(i), a certificate of the independent certified
               -----------------
public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any

Potential Event of Default or Event of Default, except as specified in such certificate;

          (ii) concurrently with the delivery of the financial statements referred to in Sections 5.1(a)(i) and (ii), a certificate of a Responsible
               ------------------     ----
Officer stating that such officer has obtained no knowledge of any Potential Event of Default or Event of Default that has occurred and is continuing except as specified in such certificate, and including calculations demonstrating compliance with Section 5.2;
                -----------

          (iii) within five Business Days after the same are sent, copies of all regular and periodic reports which Rowe Companies sends to its stockholders generally, and within five Business Days after the same are filed, copies of all regular and periodic reports which Rowe Companies may make to, or file with, the SEC or any successor or analogous Governmental Authority; and

          (iv) promptly, such additional financial and other information as any Funding Party may from time to time reasonably request.

          (c) Conduct of Business and Maintenance of Existence. Continue to
              ------------------------------------------------
engage in business of substantially the same general type as now conducted by it, taken as a whole, and preserve, renew and, with respect to Rowe Companies and Rowe Furniture only, keep in full force and effect its corporate existence and take such reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to Section 5.2(e); comply with all Contractual
                                   --------------
Obligations and Requirements of Law except to the extent that failure to comply therewith would not, in the aggregate, have a Material Adverse Effect.


           (d) Inspection of Property; Books, Records and Discussions.
               ------------------------------------------------------

          (i) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities.

          (ii) Permit representatives of Funding Parties to visit it any of its properties and have access to any of its financial books and records at reasonable times during normal business hours and to make inspections thereof and such excerpts from such records as such representatives deem necessary.

          (e) Notices.  Give notice to the Agent and each Funding Party within
              -------
10 days after Rowe Companies knows or has reason to know thereof of (i) any Potential Event of Default or Event of Default or (ii) any change order over $100,000 under any Construction Contract.

          (f) Taxes.  Duly pay and discharge all taxes, assessments and
              -----
governmental charges upon it or against its properties prior to the date on which penalties attach unless and to the extent only that such taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings by the Lessee or each Guarantor, as the case may be, and the Lessee or each Guarantor, as the case may be, shall have set aside on its books such reserves as are required by GAAP with respect to any such tax, assessment or charge so contested.

          (g) Maintenance of Property.  Maintain all of its Properties and
              -----------------------
assets in good condition, repair and working order, ordinary wear and tear excepted.

          (h) Insurance.  Continuously maintain or cause to be maintained
              ---------
insurance with responsible carriers, or through self-insurance, against such risks as are customarily insured against and in such amounts as are customarily carried by entities similar to such Obligor, paying or causing to be paid as the same become due all premiums in respect thereto, as applicable.

           (i) Environmental Matters.
               ---------------------

               (i) Conduct the Lessee's business operations in full compliance with Environmental Laws and refrain from, and prevent any other party from, using any Hazardous Materials on or in connections with the Properties except such material as are incidental to the Lessee's normal course of business, maintenance and repairs. Notwithstanding the foregoing, the Lessee's or Rowe Companies' failure to comply with the foregoing provision shall not constitute an Event of Default unless such failure causes a Material Adverse Effect.

               (ii) Immediately notify the Agent in writing of (A) any and all enforcement, clean-up, remedial, removal, or other governmental or regulatory actions instituted, completed or threatened pursuant to any Environmental Law affecting or pertaining to the Properties or the Lessee's business operations, (B) all claims made or threatened by any third party against the Lessee relating to damages, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials; and (C) any remedial action taken by the Lessee with respect to the Properties or the Lessee's business operations.

          (j) Year 2000 Compliance.  Take all action necessary to insure that
              --------------------
all material date affected technology used in the Lessee's business operations is able to correctly and effectively process date data form, into and between the twentieth and twenty-first centuries.

          (k) Financial Positions.  At the end of Rowe Companies' fiscal
              -------------------
quarters, tested on a rolling fiscal four quarter basis (unless otherwise indicated), Rowe Companies will have and maintain the following financial positions all as defined or determined in accordance with GAAP.

               (i) Maximum Funded Debt to Cash Flow.  Have and maintain a
                   --------------------------------
     consolidated maximum Funded Debt to Cash Flow Ratio (based on the four previous consecutive quarters at the effective date of determination) of not more than 2.75 to 1.0 at each testing time.

               (ii) Maximum Funded Debt to Total Capitalization. Have and
                    -------------------------------------------
     maintain a consolidated maximum Funded Debt to Total Capitalization ratio of not more than the following:

               Ratio                         As of
               -----                         -----

          .60 to 1.00             as of the end of each fiscal quarter to and
                                  including the end of the fiscal quarter ending on or about August 31, 2000.

          .55 to 1.00             as of the end of the fiscal quarter ending on
                                  or about November 30, 2000, to and including the end of the fiscal quarter ending on or about August 31, 2001.

          .50 to 1.00             from and after August 31, 2001.

          (ii) Minimum Interest Coverage.  Have and maintain a consolidated
               -------------------------
     Minimum Interest Coverage Ratio (based on the four previous consecutive quarters at the effective date of determination) at least equal to 5.00 to
     1.00 at each testing time.

          (l) Qualified Swap Agreement. Rowe Companies or Rowe Furniture (as
              ------------------------
agreed between Lessee and Agent) shall enter into a Qualified Swap Agreement by November 30, 2000 and, thereafter, have and maintain a Qualified Swap Agreement during the Base Term and, if the Base Term is renewed pursuant to Section 14.9 of the Lease, then during the balance of the Lease Term.

          (m) Most Favored Lender Status.  If Rowe Companies enters into a
              --------------------------
subsequent financing where it grants to the lender more favorable covenants (from the standpoint of the lender) or additional covenants (whether affirmative covenants or negative covenants), except those respecting Permitted Encumbrances both as defined in Appendix A and as defined in the Revolver, not granted under this Master Agreement, then Rowe Companies shall notify Agent of such and, upon request of Agent, shall execute an amendment to include such covenants in
Section 5.1 or Section 5.2, as applicable.

      SECTION 5.2 Negative Covenants.
                  ------------------

     Each Obligor covenants and agrees that, so long as any of the Commitments remain in effect or any Obligation is owing to the Funding Parties by any Lessee, each Obligor will not, directly or indirectly, without the prior written permission of Agent as directed by the Required Funding Parties:

          (a) Negative Pledge.  Without the prior express written consent of the
              ---------------
Agent, given or withheld in the Agent's sole discretion, create, assume, or suffer to exist, any mortgage, deed of trust, pledge, lien, security interest, assignment, deposit arrangement or other preferential arrangement, charge or encumbrance (including without limitation any conditional sale, or other title retention agreement or finance lease) of any nature, upon or with respect to any of the Properties, now owned or hereafter acquired, or sign or file under the Uniform Commercial Code of any jurisdiction a financing statement which names any Obligor as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, except for Permitted Encumbrances (as defined in Appendix A and as defined in the Revolver). Except as provided in this section, it is not intended that the

Operative Documents prohibit any Lien other than against the Leased Property (subject to Permitted Encumbrances).

          (b) Notice of Merger, Consolidation, Disposition of Assets. In the
              ------------------------------------------------------
event that any Obligor shall (i) merge or consolidate with any Person or (ii) sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) assets with an aggregate value greater than $1 million to any Person, except with respect to inventory in the ordinary course of business, then within ten (10) days of any of the foregoing, such Obligor shall
(1) forward to the Agent written notice of such transaction, specifying the details thereof, and (2) forward a certificate of the chief financial officer of such Obligor setting forth a reasonably detailed calculation of the financial position of such Obligor subsequent to any such transaction and certifying that consummation of such transaction has not and will not cause an Event of Default.

          (c) Contingent Liabilities.  Except as otherwise provided in the
              ----------------------
Operative Documents, assume, guarantee, endorse or otherwise become surety for or upon the obligation of any Person, except by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

      SECTION 5.3  Further Assurances.  Upon the written request of the Lessor
                   ------------------
or the Agent, each Lessee, at its own cost and expense, will cause all financing statements (including precautionary financing statements), fixture filings and other similar documents, to be recorded or filed at such places and times in such manner, as may be necessary to preserve, protect and perfect the interest of the Lessor, the Agent and the Lenders in the Leased Properties as contemplated by the Operative Documents.

      SECTION 5.4  Additional Required Appraisals.  If, as a result of any
                   ------------------------------
change in Applicable Law after the date hereof, an appraisal of all or any of the Leased Properties is required during the Lease Term under Applicable Law with respect to any Funding Party's interest therein, such Funding Party's Funded Amount with respect thereto or the Operative Documents, then the related Lessee shall pay the reasonable cost of such appraisal.

      SECTION 5.5  Lessor's Covenants.  The Lessor covenants and agrees that,
                   ------------------
unless the Agent, Rowe Furniture, and the Lenders shall have otherwise consented in writing:

          (a) the proceeds of the Loans received from the

Lenders will be used by the Lessor solely to acquire the related Leased Property and to pay the Construction Agent or the related Lessee for certain closing, development and transaction costs associated therewith and, for the costs of Construction, including hard and soft costs, Plans and Specifications, attorney fees, costs associated with construction of the Building and any fixtures or equipment purchased for use on or in connection with the Leased Property with Funding provided by the Funding Parties. No portion of the proceeds of the Loans will be used by the Lessor (i) in connection with, whether directly or indirectly, any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation or
(ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock;

          (b) it shall not engage in any business or activity, or invest in any Person, except for activities similar to its activities conducted on the date hereof, the Transaction and lease transactions similar to the Transaction;

          (c) it will maintain tangible net worth in an amount no less than the sum of (i) $100,000 plus (ii) 3% of its total assets (calculated assuming no
                    ----
reduction in the value of any leased property from its original cost to the Lessor);

          (d) it will deliver to the Agent and Rowe Furniture, as soon as available and in any event within 90 days after the end of each fiscal year, a balance sheet of the Lessor as of the end of such fiscal year and the related statements of income, partners' capital and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, together with copies of its tax returns, all certified by an officer of the General Partner (and if the Lessor ever prepares audited financial statements, it shall deliver copies thereof to the Agent and Rowe Furniture);

          (e) it will permit the Agent, Rowe Furniture and their respective representatives to examine, and make copies from, the Lessor's books and records, and to visit the offices and properties of the Lessor for the purpose of examining such materials, and to discuss the Lessor's performance hereunder with any of its, or its general partner's, officers and employees;

          (f) it shall not consent to the creation of any easement or other restriction against any Leased Property other than as permitted pursuant to
Article VI of the Lease;

          (g) it shall promptly discharge each Lessor Lien and shall indemnify the Lenders and the Lessees for any diminution in value of any Leased Property resulting from such Lessor Liens;

          (h) it shall not enter into any other transactions, leases, purchases or other agreements, other than immaterial transactions, purchases, leases and other agreements entered into by the Lessor in the ordinary course of its business, in which the other parties to said transactions, leases, purchases or other agreements will have any recourse against Lessor which is in addition to Lessor's ownership or other interest in the property subject to such transactions, purchases, leases or other agreements, other than liability for required fundings, breach of contract, misrepresentation, gross negligence, willful misconduct, fraud, failure to turn over funds and similar exceptions to limitations on recourse;

          (i) it shall not guaranty the liabilities of any other Person;

          (j) it shall pay its debts as such debts become due unless such debts are the subject of a bona fide dispute and are being contested in good faith and by appropriate proceedings; and

          (k) except for the Operative Documents, it shall not pledge, authorize or grant any Lien against the Leased Property nor any fixtures or equipment located therein or attached thereto.

                                  ARTICLE VI.
                        TRANSFERS BY LESSOR AND LENDERS

      SECTION 6.1 Lessor Transfers.  The Lessor shall not assign, convey or
                  ----------------
otherwise transfer all or any portion of its right, title or interest in, to or under any Leased Property or any of the Operative Documents without the prior written consent of the Lenders and Rowe Furniture which consent may be withheld in such parties' sole discretion. Any proposed transferee of the Lessor consented to in writing as provided for above shall make the representations set forth in Section 4.3 to the other parties hereto and shall execute an agreement
         -----------
acknowledging the same and agreeing to assume and be bound by all of the terms, conditions and covenants set forth in the Operative Documents.

      SECTION 6.2 Lender Transfers.
                  ----------------

          (a) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender.

          (b) Following the Construction Term Expiration Date, each Lender may assign all or a portion of its interests, rights and obligations under this Master Agreement and the Loan Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) to any Eligible Assignee; provided, however, that (i) the Agent and, except during the continuance of a
--------  -------
Potential Event of Default or Event of Default, Rowe Furniture must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed) unless such assignment is to an Affiliate of the assigning Lender, (ii) unless such Lender is assigning all of its Commitment, after giving effect to such assignment, the Commitment of both the assignor and the assignee is at least $5,000,000 and there are no more than four Lenders and (iii) the parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance, and, unless such assignment is to an Affiliate of such Lender, a processing and recordation fee of $3,000 payable to the Agent. Any such assignment of the Loans shall include both the A Loans and the B Loans, on a pro rata basis. No Lessee shall be responsible for such processing and recordation fee or any costs or expenses incurred by any Lender or the Agent in connection with such assignment. From and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, the assignee there under shall be a party hereto and to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Master Agreement and the Loan Agreement.

          (c) Each Lender may, without the consent of any Obligor, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Master Agreement and the Loan Agreement (including all or a portion of its Commitments in the Loans owing to it), provided, however, that (i) such Lender's obligations under this Master
--------  -------
Agreement and the Loan Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating bank or other entity shall not be entitled to any greater benefit than its selling Lender under the cost protection provisions contained in Section 7.5 of this Master Agreement, and (iv) each
                        -----------
Obligor, the Agent and the other Lenders shall continue to deal solely and directly with each Lender in connection with such Lender's rights and obligations under this Master Agreement and the other Operative Documents, and such Lender shall retain the sole right to enforce the obligations of Lessor relating to the Loans and to approve any amendment, modification or waiver of any provisions of this Master Agreement and the Loan Agreement (except that such Lender may permit the participant to approve any amendment, modification or waiver which would reduce the principal of or the interest rate on its Loan, extend the term of such Lender's Commitment, reduce the amount of any fees to which such participant is entitled or extend the final scheduled payment date of any Loan), (v) no such transfer shall be effective unless the participant establishes to the satisfaction of the Agent its entitlement to a complete exemption from withholding tax, and (vi) the participant designates the Agent as its representative for dealing with the Lessees and the Agent accepts such appointment and agrees to be responsible for obtaining the consent of or giving notice to any Funding Party as required under the provisions of the Operative Documents. Any Lender selling a participation hereunder shall provide prompt written notice to the Agent of the name of such participant.

          (d) Any Lender or participant may, in connection with the assignment or participation or proposed assignment or participation, pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to Rowe Companies or its Subsidiaries furnished to such Lender by or on behalf of Rowe Companies. With respect to any disclosure of confidential, non-public, proprietary information, such proposed assignee or participant shall agree to use the information only for the purpose of making any necessary credit judgments with respect to this facility and not to use the information in any manner prohibited by any law, including without limitation, the securities laws of the United States. The proposed participant or assignee shall agree not to disclose any of such information except as permitted by this Master Agreement. The proposed participant or assignee shall further agree to return all documents or other written material and copies thereof received from any Lender, the Agent or any Lessee relating to such confidential information unless otherwise properly disposed of by such entity.

          (e) Any Lender may at any time assign all or any portion of its rights under this Master Agreement and the Notes to a Federal Reserve Bank; provided
                                                                     --------
that no such assignment shall
release such Lender from any of its obligations hereunder.


                                  ARTICLE VII.
                                INDEMNIFICATION

      SECTION 7.1 General Indemnification. Each Obligor, jointly and severally,
                  -----------------------
agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and to indemnify, protect, defend, save and hold harmless each Indemnitee, on an After-Tax Basis, from and against, any and all Claims that may be imposed on, incurred by or asserted, or threatened to be asserted, against such Indemnitee, whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person and whether or not such Claim arises or accrues prior to any Closing Date or after the Lease Termination Date, or results from such Indemnitee's negligence, in any way relating to or arising out of:

          (a) any of the Operative Documents or any of the transactions contemplated thereby, and any amendment, modification or waiver in respect thereof; or

          (b) any Land, any Building or any part thereof or interest therein;

          (c) the purchase, design, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, ownership, management, possession, operation, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition, substitution, storage, transfer of title, redelivery, use, financing, refinancing, disposition, operation, condition, sale (including, without limitation, any sale pursuant to the Lease), return or other disposition of all or any part of any interest in any Leased Property or the imposition of any Lien, other than a Lessor Lien (or incurring of any liability to refund or pay over any amount as a result of any Lien, other than a Lessor Lien) thereon, including, without limitation: (i) Claims or penalties arising from any violation or alleged violation of law or in tort (strict liability or otherwise), (ii) latent or other defects, whether or not discoverable, (iii) any Claim based upon a violation or alleged violation of the terms of any restriction, easement, condition or covenant or other matter affecting title to any Leased Property or any part thereof, (iv) the making of any Alterations in violation of any standards imposed by any insurance policies required to be maintained by any Lessee pursuant to the Lease which are in effect at any time with respect to any Leased Property or any part thereof, (v) any Claim for patent, trademark or copyright infringement, (vi) Claims arising from any public improvements with respect to any Leased Property resulting in any charge or special assessments being levied against any Leased Property or any Claim for utility "tap-in" fees, and (vii) Claims for personal injury or real or personal property damage occurring, or allegedly occurring, on any Land, Building or Leased Property;

          (d) the breach or alleged breach by any Obligor of any representation or warranty made by it or deemed made by it in any Operative Document or any certificate required to be delivered by any Operative Document;

          (e) the retaining or employment of any broker, finder or financial advisor by any Obligor to act on its behalf in connection with this Master Agreement, or the incurring of any fees or commissions to which the Lessor, the Agent or any Lender might be subjected by virtue of their entering into the transactions contemplated by this Master Agreement (other than fees or commissions due to any broker, finder or financial advisor retained by the Lessor, the Agent or any Lender);

          (f) the existence of any Lien on or with respect to any Leased Property, the Construction, any Basic Rent or Supplemental Rent, title thereto, or any interest therein, including any Liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of any Leased Property or by reason of labor or materials furnished or claimed to have been furnished to the Construction Agent, any Lessee, or any of its contractors or agents or by reason of the financing of any personalty or equipment purchased or leased by any Lessee or Alterations constructed by any Lessee, except Lessor Liens and Liens in favor of Agent, Lessor and/or Lenders;

          (g) subject to the accuracy of any Funding Party's representation set forth in Section 4.3(g) and in Section 4.4(b), the transactions contemplated hereby or by any other Operative Document, in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA and any prohibited transaction described in Section 4975(c) of the Code; or

          (h) any act or omission by any Obligor under any Purchase Agreement or any other Operative Document, and any breach of any requirement, condition, restriction or limitation in any Deed or Purchase Agreement;

provided, however, no Lessee shall be required to indemnify any Indemnitee under
--------  -------
this Section 7.1 for any of the following: (1) any Claim to the extent that such
     -----------
Claim results from the willful misconduct (including willful failure to act where such Indemnitee had a duty to act), gross negligence, breach of contract or misrepresentation of such Indemnitee; (2) any Claim resulting from Lessor Liens which the Lessor or the Lenders are responsible for discharging under the Operative Documents, (3) any Claim arising from a breach or alleged breach by the Lenders of any agreement entered into in connection with the assignment or participation of any Loan or Lessor Amount, (4) the failure on the part of the Agent to distribute in accordance with this Agreement any amounts received and distributable by it hereunder, (5) a Claim arising from the offer, sale or delivery of a Note or an interest in a Note or a violation of any Requirements of Law by any Indemnitee, and (6) the transfer by any Indemnitee of the Leased Property other than pursuant to the Lease or in connection with the exercise of rights or remedies under the Operative Documents; provided, further, that with
                                                  --------  -------
respect to each Construction Land Interest, each Lessee's indemnity obligations with respect to such Leased Property shall be governed by Section 3.3 of the Construction Agency Agreement during the Construction Term therefor. It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of, and shall be separate and independent from any other remedy under this Master Agreement or any other Operative Document.

      SECTION 7.2 Environmental Indemnity.  In addition to and without
                  -----------------------
limitation of Section 7.1 or Section 3.3 of the Construction Agency Agreement,
              -----------
each Obligor, jointly and severally, agrees to indemnify, hold harmless and defend each Indemnitee from and against any and all claims (including without limitation third party claims for personal injury or real or personal property damage), losses (including but not limited to any loss of value of any Leased Property), damages, liabilities, fines, penalties, charges, suits, settlements, demands, administrative and judicial proceedings (including informal proceedings and investigations) and orders, judgments, remedial action, requirements, enforcement actions of any kind, and all reasonable costs and expenses actually incurred in connection therewith (including, but not limited to, reasonable attorneys' and/or paralegals' fees and expenses), including, but not limited to, all costs incurred in connection with any investigation or monitoring of site conditions or any clean-up, remedial, removal or restoration work by any federal, state or local government agency, arising directly or indirectly, in whole or in part, out of

          (i) the presence on or under any Land of any Hazardous Materials, or any releases or discharges of any Hazardous Materials on, under, from or onto any Land,

          (ii) any activity, including, without limitation, construction, carried on or undertaken on or off any Land, and whether by a Lessee or any predecessor in title or any employees, agents, contractors or subcontractors of a Lessee or any predecessor in title, or any other Person, in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials that at any time are located or present on or under or that at any time migrate, flow, percolate, diffuse or in any way move onto or under any Land,

          (iii) loss of or damage to any property or the environment (including, without limitation, clean-up costs, response costs, remediation and removal costs, cost of corrective action, costs of financial assurance, fines and penalties and natural resource damages), or death or injury to any Person, and all expenses associated with the protection of wildlife, aquatic species, vegetation, flora and fauna, and any mitigative action required by or under Environmental Laws, in each case to the extent related to any Leased Property,

          (iv) any claim concerning any Leased Property's lack of compliance with Environmental Laws, or any act or omission causing an environmental condition on or with respect to any Leased Property that requires remediation or would allow any governmental agency to record a lien or encumbrance on the land records, or

          (v) any residual contamination on or under any Land, or affecting any natural resources on any Land, and to any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials on or from any Leased Property; in each case irrespective of whether any of such activities were or will be undertaken in accordance with applicable laws, regulations, codes and ordinances;

in any case with respect to the matters described in the foregoing clauses (i)
                                                                   -----------
through (v) that arise or occur
        ---

          (w) prior to or during the Lease Term,

          (x) at any time during which a Lessee or any Affiliate thereof owns any interest in or otherwise occupies or possesses any Leased Property or any portion thereof, or

          (y) during any period after and during the continuance of any Event of Default;

provided, however, no Lessee shall be required to indemnify any Indemnitee under
--------  -------
this Section 7.2 for any Claim to the extent that such Claim results from the
     -----------
willful misconduct (including willful failure to act where such Indemnitee had a duty to act) or gross negligence of such Indemnitee. It is expressly understood and agreed that the indemnity provided for herein shall be separate and independent from any other remedy under this Master Agreement, the Lease or any other Operative Document, and shall survive for a period of three (3) years after the termination of the Lease if the environmental report delivered pursuant to Section 14.10 of the Lease indicates that no remedial action is required under Applicable Law or recommended by the environmental consultant preparing such report; provided, that there shall be no time limit with respect
                       --------
to any indemnity for Claims related to any violations, releases or discharges of Hazardous Materials, presence of Hazardous Materials or other event or circumstance described in any environmental report delivered pursuant to Section
14.10 of the Lease, unless Rowe Furniture delivers to the Lessor and the Agent a subsequent environmental report, from a firm, and in a form, satisfactory to the Lessor and the Agent, showing that all such violations, releases and discharges have been cured, and all contamination related thereto has been cleaned up, all such Hazardous Materials have been removed, all other events and circumstances described in such original report have been cured and that all remedial action required by Applicable Laws or recommended pursuant to the original report has been satisfactorily completed, in which case the indemnity provided in this
Section 7.2 shall survive for a period of three (3) years after the delivery of
-----------
such subsequent report.

      SECTION 7.3 Proceedings in Respect of Claims.  With respect to any amount
                  --------------------------------
that a Lessee is requested by an Indemnitee to pay by reason of Section 7.1 or
                                                                -----------
7.2, such Indemnitee shall, if so requested by such Lessee and prior to any
---
payment, submit such
additional information to such Lessee as such Lessee may reasonably request and which is in the possession of, or under the control of, such Indemnitee to substantiate properly the requested payment. In case any action, suit or proceeding shall be brought against any Indemnitee, such Indemnitee promptly shall notify Rowe Companies of the commencement thereof (provided that the
                                                         --------
failure of such Indemnitee to promptly notify Rowe Companies shall not affect any Obligor's obligation to indemnify hereunder except to the extent that a Lessee's ability to contest is materially prejudiced by such failure), and such Lessee shall be entitled, at its expense, to participate in, and, to the extent that such Lessee desires to, assume and control the defense thereof with counsel reasonably satisfactory to such Indemnitee; provided, however, that such
                                            --------  -------
Indemnitee may pursue a motion to dismiss such Indemnitee from such action, suit or proceeding with counsel of such Indemnitee's choice at the Lessees' expense; and provided further that a Lessee may assume and control the defense of
    -------- -------
such proceeding only if Rowe Companies shall have acknowledged in writing its and each Lessee's obligations to fully indemnify such Indemnitee in respect of such action, suit or proceeding, Lessees shall pay all reasonable costs and expenses related to such action, suit or proceeding as and when incurred and the related Lessee shall keep such Indemnitee fully apprised of the status of such action suit or proceeding and shall provide such Indemnitee with all information with respect to such action suit or proceeding as such Indemnitee shall reasonably request; and, provided further, that no Lessee shall be entitled
                         -------- -------
to assume and control the defense of any such action, suit or proceeding if and to the extent that, (A) in the reasonable opinion of such Indemnitee, (x) such action, suit or proceeding involves any possibility of imposition of criminal liability or any material risk of material civil liability on such Indemnitee or
(y) such action, suit or proceeding will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Encumbrance) on any Leased Property or any part thereof unless the related Lessee or Rowe Companies shall have posted a bond or other security satisfactory to the relevant Indemnitees in respect to such risk if reasonably requested by the Agent or (z) the control of such action, suit or proceeding would involve an actual or potential material conflict of interest, (B) such proceeding involves Claims not fully indemnified by the Lessees which the related Lessee and the Indemnitee have been unable to sever from the indemnified claim(s), or (C) an Event of Default has occurred and is continuing. The Indemnitee may participate in a reasonable manner at its own expense and with its own counsel in any proceeding conducted by a Lessee in accordance with the foregoing.

     If a Lessee fails to fulfill the conditions to such Lessee's assuming the defense of any claim after receiving notice thereof on or prior to the date that is ten (10) days prior to the date that an answer or response is required, the Indemnitee may undertake such defense, at the Lessees' expense. No Lessee shall enter into any settlement or other compromise with respect to any Claim in excess of $1,000,000 which is entitled to be indemnified under Section 7.1 or
                                                               -----------
7.2 without the prior written consent of the related Indemnitee, which consent
---
shall not be unreasonably withheld or delayed. Unless an Event of Default shall have occurred and be continuing, no Indemnitee shall enter into any settlement or other compromise with respect to any claim which is entitled to be indemnified under Section 7.1 or 7.2 without the prior written consent of Rowe
                  -----------    ---
Companies, which consent shall not be unreasonably withheld, unless such Indemnitee waives its right to be indemnified under Section 7.1 or 7.2 with
                                                    -----------    ---
respect to such Claim.

     Upon payment in full of any Claim by the Lessees pursuant to Section 7.1 or
                                                                  -----------
7.2 to or on behalf of an Indemnitee, the Lessees, without any further action,
---
shall be subrogated to any and all claims that such Indemnitee may have relating thereto (other than claims in respect of insurance policies maintained by such Indemnitee at its own expense), and such Indemnitee shall execute such instruments of assignment and conveyance, evidence of claims and payment and such other documents, instruments and agreements as may be reasonably necessary to preserve any such claims and otherwise cooperate with the Lessees and give such further assurances as are reasonably necessary or advisable to enable the Lessees vigorously to pursue such claims.

     Any amount payable to an Indemnitee pursuant to Section 7.1 or 7.2 shall be
                                                     -----------    ---
paid to such Indemnitee promptly upon, but in no event later than thirty (30) days after, receipt of a written demand therefor from such Indemnitee, accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable.

     If for any reason the indemnification provided for in Section 7.1 or 7.2 is
                                                           -----------    ---
unavailable to an Indemnitee or is insufficient to hold an Indemnitee harmless, then each Obligor and each Lessee agrees to contribute to the amount paid or payable by such Indemnitee as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such

Indemnitee on the one hand and by Rowe Companies and the Lessees on the other hand but also the relative fault of such Indemnitee as well as any other relevant equitable considerations. It is expressly understood and agreed that the right to contribution provided for herein shall survive the expiration or termination of and shall be separate and independent from any other remedy under this Master Agreement, the Lease or any other Operative Document.

     Notwithstanding anything to the contrary set forth herein, the amount of any Claim payable by any Obligor or Lessee to any Indemnitee under this Section
7.3 shall be reduced by the net amount of any insurance proceeds received by such Indemnitee in respect of such Claim pursuant to any insurance policy maintained by such Indemnitee at its own expense; provided, however, that no
                                                  --------
Indemnitee shall be required to maintain such insurance or, if such insurance is maintained, to submit a claim under such insurance.

      SECTION 7.4 General Tax Indemnity.    (a)  Tax Indemnity. Except as
                  ---------------------          -------------
otherwise provided in this Section 7.4, each Obligor, jointly and severally,
                           -----------
shall pay on an After-Tax Basis, and on written demand shall indemnify and hold each Tax Indemnitee harmless from and against, any and all fees (including, without limitation, documentation, recording, license and registration fees), taxes (including, without limitation, income, gross receipts, sales, rental, use, turnover, value-added, property, excise and stamp taxes), levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever, together with any penalties, fines or interest thereon or additions thereto (any of the foregoing being referred to herein as "Taxes" and individually as a "Tax" (for
                                       -----                         ---
the purposes of this Section 7.4, the definition of "Taxes" includes amounts
                     -----------
imposed on, incurred by, or asserted against each Tax Indemnitee as the result of any prohibited transaction, within the meaning of Section 406 or 407 of ERISA or Section 4975(c) of the Code, arising out of the transactions contemplated hereby or by any other Operative Document)) imposed on or with respect to any Tax Indemnitee, any Obligor, any Leased Property or any portion thereof or any Land, or any sublessee or user thereof, by the United States or by any state or local government or other taxing authority in the United States in connection with or in any way relating to (i) the acquisition, financing, mortgaging, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, purchase, ownership, possession, rental, lease, sublease, maintenance, repair, storage, transfer of title, redelivery, use, operation, condition, sale, return or other application or disposition of all or any part of any Leased Property or the imposition of any Lien (or incurrence of any liability to refund or pay over any amount as a result of any Lien) thereon,
(ii) Basic Rent or Supplemental Rent or the receipts or earnings arising from or received with respect to any Leased Property or any part thereof, or any interest therein or any applications or dispositions thereof, (iii) any other amount paid or payable pursuant to the Notes or any other Operative Documents,
(iv) any Leased Property, any Land or any part thereof or any interest therein (including, without limitation, all assessments payable in respect thereof, including, without limitation, all assessments noted on the related Title Policy), (v) all or any of the Operative Documents, any other documents contemplated thereby, any amendments and supplements thereto, and (vi) otherwise with respect to or in connection with the transactions contemplated by the Operative Documents.

           (b) Exclusions from General Tax Indemnity.  Section 7.4(a) shall not
               -------------------------------------   --------------
apply to:

               (i) Taxes on, based on, or measured by or with respect to net income of the Lessor, the Agent and the Lenders (including, without limitation, minimum Taxes, capital gains Taxes, Taxes on or measured by items of tax preference or alternative minimum Taxes);

               (ii) Withholding Taxes, other than withholding Taxes imposed by the United States or any state in which Leased Property is located (i) on payments with respect to the Notes, to the extent imposed by reason of a change in Applicable Law occurring after the date on which the holder of such Note became the holder of such Note or (ii) on Rent, to the extent the net payment of Rent after deduction of such withholding Taxes would be less than amounts currently payable with respect to the Funded Amounts;

               (iii) Taxes on, based on, or in the nature of or measured by Taxes on doing business, business privilege, franchise, capital, capital stock, net worth, or mercantile license or similar taxes other than (A) any increase in such Taxes imposed on such Tax Indemnitee by any state in which Leased Property is located, net of any decrease in such taxes realized by such Tax Indemnitee, to the extent that such tax increase would not have occurred if on each Funding Date the Lessor and the Lenders had advanced funds to a Lessee or the Construction Agent in the form of loans secured by the Leased Property in an amount equal to the Funded Amounts funded on such Funding Date, with debt service for such loans equal to the Basic Rent payable on each Payment Date and a principal balance at the maturity of such loans in a total amount equal to the Funded Amounts at the end of the Lease Term, or (B) any Taxes that are or are in the nature of sales, use, rental, license or property Taxes relating to any Leased Property;

               (iv) Taxes that are based on, or measured by, the fees or other compensation received by a Person acting as Agent (in its individual capacities) or any Affiliate of any thereof for acting as trustee under the Loan Agreement;

               (v) Taxes that result from any act, event or omission, or are attributable to any period of time, that occurs after the earlier of (A) the expiration of the Lease Term with respect to any Leased Property and, if such Leased Property is required to be returned to the Lessor in accordance with the Lease, such return and (B) the discharge in full of the Lessees' obligations to pay the Lease Balance, or any amount determined by reference thereto, with respect to any Leased Property and all other amounts due under the Lease, unless such Taxes relate to acts, events or matters occurring prior to the earlier of such times or are imposed on or with respect to any payments due under the Operative Documents after such expiration or discharge;

               (vi) Taxes imposed on a Tax Indemnitee that result from any voluntary sale, assignment, transfer or other disposition or bankruptcy by such Tax Indemnitee or any related Tax Indemnitee of any interest in any Leased Property or any part thereof, or any interest therein or any interest or obligation arising under the Operative Documents, or from any sale, assignment, transfer or other disposition of any interest in such Tax Indemnitee or any related Tax Indemnitee, it being understood that each of the following shall not be considered a voluntary sale: (A) any substitution, replacement or removal of any of the Leased Property by any Lessee, (B) any sale or transfer resulting from the exercise by any Lessee of any termination option, any purchase option or sale option, (C) any sale or transfer while an Event of Default shall have occurred and be continuing under the Lease, and (D) any sale or transfer resulting from the Lessor's exercise of remedies under the Lease;

               (vii) any Tax which is being contested in accordance with the provisions of Section 7.4(c), during the pendency of such contest;
                   --------------

               (viii) any Tax that is imposed on a Tax Indemnitee as a result of such Tax Indemnitee's gross negligence or willful misconduct (including willful failure to act where such Tax Indemnitee had a duty to act) (other than gross negligence or willful misconduct imputed to such Tax Indemnitee solely by reason of its interest in any Leased Property) or as a result of such Tax, Indemnitee's failure to comply with Section 2.4;

               (ix) any Tax that results from a Tax Indemnitee engaging, with respect to any Leased Property, in transactions other than those permitted by the Operative Documents;

               (x) to the extent any tax, interest, penalties or additions to tax result in whole or in part from the failure of a Tax Indemnitee to file a return or pay a Tax that it is required to file or pay in a proper and timely manner, unless such failure (A) results from the transactions contemplated by the Operative Documents in circumstances where Lessee did not give timely notice to such Tax Indemnitee of such filing or payment requirement that would have permitted a proper and timely filing of such return or payment of such Tax, as the case may be, or (B) results from the failure of Lessee to supply information necessary for the proper and timely filing of such return or payment of such Tax, as the case may be, that was not in the possession of such Tax Indemnitee; and

               (xi) as to Lessor, any Tax that results from the breach by the Lessor of its representation and warranty made in Section 4.3(g) or as to
                                                       --------------
     any Lender the breach of such Lender of its representation and warranty made in Section 4.4(b).
             --------------

          (c) Contests.  If any claim shall be made against any Tax Indemnitee
              --------
or if any proceeding shall be commenced against any Tax Indemnitee (including a written notice of such proceeding) for any Taxes as to which the Obligors may have an indemnity obligation pursuant to Section 7.4, or if any Tax Indemnitee
                                         -----------
shall determine that any Taxes as to which the Obligors may have an indemnity obligation pursuant to Section 7.4 may be payable, such Tax Indemnitee shall
                       -----------
promptly notify Rowe

Companies. Rowe Companies shall be entitled, at its expense, to participate in, and, to the extent that Rowe Companies desires to, assume and control the defense thereof; provided, however, that Rowe Companies shall have acknowledged
                 --------  -------
in writing its and each Obligor's obligation to fully indemnify such Tax Indemnitee in respect of such action, suit or proceeding if the contest is unsuccessful; and, provided further, that Rowe Companies shall not be
                   -------- -------
entitled to assume and control the defense of any such action, suit or proceeding (but the Tax Indemnitee shall then contest, at the sole cost and expense of Rowe Companies and the Lessees, on behalf of Rowe Companies with representatives reasonably satisfactory to Rowe Companies or a Lessee) if and to the extent that, (A) in the reasonable opinion of such Tax Indemnitee, such action, suit or proceeding (x) involves any meaningful risk of imposition of criminal liability or any material risk of material civil liability on such Tax Indemnitee or (y) will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Encumbrance) on any Leased Property or any part thereof unless Rowe Companies or a Lessee shall have posted a bond or other security satisfactory to the relevant Tax Indemnitees in respect to such risk if reasonably requested by the Agent, (B) such proceeding involves Claims not fully indemnified by the Obligors which Rowe Companies and the Tax Indemnitee have been unable to sever from the indemnified claim(s), (C) an Event of Default has occurred and is continuing, (D) such action, suit or proceeding involves matters which extend beyond or are unrelated to the Transaction and if determined adversely could be materially detrimental to the interests of such Tax Indemnitee notwithstanding indemnification by the Lessees or (E) such action, suit or proceeding involves the federal or any state income tax liability of the Tax Indemnitee. With respect to any contests controlled by a Tax Indemnitee, (i) if such contest relates to the federal or any state income tax liability of such Tax Indemnitee, such Tax Indemnitee shall be required to conduct such contest only if Rowe Companies shall have provided to such Tax Indemnitee an opinion of independent tax counsel selected by the Tax Indemnitee and reasonably satisfactory to Rowe Companies stating that a reasonable basis exists to contest such claim or (ii) in the case of an appeal of an adverse determination of any contest relating to any Taxes, an opinion of such counsel to the effect that such appeal is more likely than not to be successful, provided, however, such Tax Indemnitee shall in no event be required to appeal
--------  -------
an adverse determination to the United States Supreme Court. The Tax Indemnitee may participate in a reasonable manner at its own expense and with its own counsel in any proceeding conducted by Rowe Companies in accordance with the foregoing.

     Each Tax Indemnitee shall at Rowe Companies' and the Lessees' expense supply Rowe Companies with such information and documents in such Tax Indemnitee's possession reasonably requested by Rowe Companies as are necessary or advisable for Rowe Companies to participate in any action, suit or proceeding to the extent permitted by this Section 7.4. Unless an Event of Default shall
                                -----------
have occurred and be continuing, no Tax Indemnitee shall enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under this Section 7.4 without the prior written consent of Rowe
                       -----------
Companies, which consent shall not be unreasonably withheld, unless such Tax Indemnitee waives its right to be indemnified under this Section 7.4 with
                                                         -----------
respect to such Claim.

     Notwithstanding anything contained herein to the contrary, (a) a Tax Indemnitee will not be required to contest (and Rowe Companies shall not be permitted to contest except on its own behalf if it is subject thereto) a claim with respect to the imposition of any Tax if such Tax Indemnitee shall waive its right to indemnification under this Section 7.4 with respect to such claim (and
                                    -----------
any related claim with respect to other taxable years the contest of which is precluded as a result of such waiver) and (b) no Tax Indemnitee shall be required to contest any claim if the subject matter thereof shall be of a continuing nature and shall have previously been the subject of a judicial decision adverse to such Tax Indemnitee, unless there has been a change in law which in the opinion of Tax Indemnitee's counsel creates substantial authority for the success of such contest. Each Tax Indemnitee and Rowe Companies shall consult in good faith with each other regarding the conduct of such contest controlled by either.

          (d) Reimbursement for Tax Savings.  If (x) a Tax Indemnitee shall
              -----------------------------
obtain a credit or refund of any Taxes paid by any Obligor pursuant to this

Section 7.4 or (y) by reason of the incurrence or imposition of any Tax for
-----------
which a Tax Indemnitee is indemnified hereunder or any payment made to or for the account of such Tax Indemnitee by any Obligor pursuant to this Section 7.4,
                                                                   -----------
such Tax Indemnitee at any time realizes a reduction in any Taxes for which the Obligors are not required to indemnify such Tax Indemnitee pursuant to this

Section 7.4, which reduction in Taxes was not taken into account in computing
-----------
such payment by any Obligor to or for the account of such Tax Indemnitee, then such Tax Indemnitee shall promptly pay to Rowe Companies (xx) the amount of such credit or refund, together with the amount of any interest received by such Tax Indemnitee on account of such credit or refund or
(yy) an amount equal to such reduction in Taxes, as the case may be; provided
                                                                     --------
that no such payment shall be made so long as an Event of Default shall have occurred and be continuing (but shall be paid promptly after all Events of Default have been cured) and, provided, further, that the amount payable to Rowe
                              --------  -------
Companies by any Tax Indemnitee pursuant to this Section 7.4(d) shall not at any
                                                 --------------
time exceed the aggregate amount of (i)(A) all indemnity payments made by the Obligors under this Section 7.4 to such Tax Indemnitee with respect to the Taxes
                    -----------
which gave rise to the credit or refund or with respect to the Tax which gave rise to the reduction in Taxes, plus (B) the amount of interest, if any, paid to such Tax Indemnitee with respect to such refund or credit by taxing authority less (ii) the amount of all prior payments made to Rowe Companies by such Tax Indemnitee under this Section 7.4(d). Each Tax Indemnitee agrees to act in good
                      --------------
faith to claim such refunds and other available Tax benefits, and take such other actions as may be reasonable to minimize any payment due from the Obligors pursuant to this Section 7.4. The disallowance or reduction of any credit,
                 -----------
refund or other tax savings with respect to which a Tax Indemnitee has made a payment to Rowe Companies and the Lessees under this Section 7.4(d) shall be
                                                     --------------
treated as a Tax for which any Obligor is obligated to indemnify such Tax Indemnitee hereunder without regard to Section 7.4(b) hereof.
                                       --------------

          (e) Payments.  Any Tax indemnifiable under this Section 7.4 shall be
              --------                                    -----------
paid by Rowe Companies or a Lessee directly when due to the applicable taxing authority if direct payment is practicable and permitted. If direct payment to the applicable taxing authority is not permitted or is otherwise not made, any amount payable to a Tax Indemnitee pursuant to Section 7.4 shall be paid within
                                               -----------
thirty (30) days after receipt of a written demand therefor from such Tax Indemnitee accompanied by a written statement describing in reasonable detail the amount so payable, but not before the date that the relevant Taxes are due. Any payments made pursuant to Section 7.4 shall be made to the Tax Indemnitee
                              -----------
entitled thereto or Rowe Companies, as the case may be, in immediately available funds at such bank or to such account as specified by the payee in written directions to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of the payee by certified mail, postage prepaid at its address as set forth in this Master Agreement. Upon the request of any Tax Indemnitee with respect to a Tax that Rowe Companies and the Lessees are required to pay, Rowe Companies shall furnish to such Tax Indemnitee the original or a certified copy of a receipt for Rowe Companies or a Lessee's payment of such Tax or such other evidence of payment as is reasonably acceptable to such Tax Indemnitee.

          (f) Reports.  If any Obligor knows of any report, return or statement
              -------
required to be filed with respect to any Taxes that are subject to indemnification under this Section 7.4, such Obligor shall, if such Obligor is
                           -----------
permitted by Applicable Law, timely file such report, return or statement (and, to the extent permitted by law, show ownership of the applicable Leased Property in such Lessee); provided, however, that if such Obligor is not permitted by
                 --------  -------
Applicable Law or does not have access to the information required to file any such report, return or statement, such Obligor will promptly so notify the appropriate Tax Indemnitee, in which case Tax Indemnitee will file such report. In any case in which the Tax Indemnitee will file any such report, return or statement, the related Lessee shall, upon written request of such Tax Indemnitee, prepare such report, return or statement for filing by such Tax Indemnitee or, if such Tax Indemnitee so requests, provide such Tax Indemnitee with such information as is reasonably available to such Lessee.

          (g) Verification.  At Rowe Companies' request, the amount of any
              ------------
indemnity payment by an Obligor or any payment by a Tax Indemnitee to Rowe Companies pursuant to this Section 7.4 shall be verified and certified by an
                           -----------
independent public accounting firm selected by Rowe Companies and reasonably acceptable to the Tax Indemnitee. Unless such verification shall disclose an error in Rowe Companies' favor of 2% or more of the related indemnity payment, the costs of such verification shall be borne by Rowe Companies. In no event shall Rowe Companies or any Lessee have the right to review the Tax Indemnitee's tax returns or receive any other confidential information from the Tax Indemnitee in connection with such verification. The Tax Indemnitee agrees to cooperate with the independent public accounting firm performing the verification and to supply such firm with all information reasonably necessary to permit it to accomplish such verification, provided that the information
                                              --------
provided to such firm by such Tax Indemnitee shall be for its confidential use. The parties agree that the sole responsibility of the independent public accounting firm shall be to verify the amount of a payment pursuant to this Master Agreement and that matters of interpretation of this Master Agreement are not within the scope of the independent accounting firm's responsibilities.

      SECTION 7.5 Increased Costs, etc.
                  --------------------

          (a) Illegality.  Notwithstanding any other provision
              ----------
herein, if any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Funding Party to make or maintain LIBOR Advances as contemplated by this Master Agreement, (a) the commitment of such Funding Party hereunder to continue LIBOR Advance as such and convert Funded Amounts to LIBOR Advance shall forthwith be canceled and (b) such Funding Party's Funded Amounts then outstanding as LIBOR Advance, if any, shall be converted automatically to Prime Rate Advances on the respective last days of the then current Rent Periods with respect to such Funded Amounts or within such earlier period as required by law. If any such conversion of a LIBOR Advance occurs on a day which is not the last day of the then current Rent Period with respect thereto, each Obligor, jointly and severally, shall pay to such Funding Party such amounts, if any, as may be required pursuant to Section 7.5(f).
                                                           --------------

          (b) Requirements of Law.  In the event that Eurocurrency Reserve
              -------------------
Requirements or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Funding Party with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

               (i) shall subject any Funding Party to any tax of any kind whatsoever with respect to this Master Agreement, any Note or any LIBOR Advance made by it, or change the basis of taxation of payments to such Funding Party in respect thereof (except for taxes covered by
          Section 7.5(d) and changes in franchise taxes or the rate of tax on
          --------------
          the overall net income of such Funding Party);

               (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Funding Party which is not otherwise included in the determination of the LIBOR Rate; or

               (iii) shall impose on such Funding Party any other condition;

and the result of any of the foregoing is to increase the cost to such Funding Party, by an amount which such Funding Party reasonably deems to be material, of making, converting into, continuing or maintaining LIBOR Advances or to reduce any amount receivable hereunder in respect thereof then, in any such case, each Obligor, jointly and severally, shall promptly pay such Funding Party, upon its demand, any additional amounts necessary to compensate such Funding Party for such increased cost or reduced amount receivable. If any Funding Party becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify Rowe Furniture, through the Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Funding Party, through the Agent, to Rowe Furniture in good faith and setting forth in reasonable detail (and a reasonable basis for such claimed additional amounts) the calculation of such amounts shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Master Agreement and the payment of the Notes and all other amounts payable under the Operative Documents until the second anniversary of such payment and termination.

          (c)  Capital Adequacy.  In the event that any Funding Party or
               ----------------
corporation controlling such Funding Party shall have determined that any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Funding Party or such corporation with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Funding Party's capital as a consequence of its obligations hereunder to a level below that which such Funding Party could have achieved but for such change or compliance (taking into consideration such Funding Party's policies with respect to capital adequacy) by an amount reasonably deemed by such Funding Party to be material, then from time to time, after submission by such Funding Party in good faith (and setting forth a reasonable basis for additional amounts claimed) to Rowe Furniture (with a copy to the Agent) of a written request therefor setting forth in reasonable detail the calculation of such amount (which request shall be conclusive in the absence of manifest error), each Obligor, jointly and severally, shall pay to such Funding Party such additional amount or amounts as will compensate such Funding Party for such reduction. This covenant shall survive the termination of this Master Agreement and the payment of the Notes and all other amounts payable under the Operative Documents until the second anniversary of such payment and termination.

          (d) Taxes.  Subject to Section 7.5(e), all payments made by a Lessee
              -----              --------------
under the Lease and the other Operative Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of the Agent and each Funding Party, net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Agent or such Funding Party, as the case may be, as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and the Agent or such Funding Party (excluding a connection arising solely from the Agent or such Funding Party having executed, delivered or performed its obligations or received a payment under, or enforced, this Master Agreement or any other Operative Document) or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Withholding
                                                                     -----------
Taxes").  If any Withholding Taxes are required to be withheld from any amounts
-----
payable to the Agent or any Funding Party hereunder or under any other Operative Document, the amounts so payable to the Agent or such Funding Party (so long as such Funding Party has provided all applicable forms described in Section 7.5(e), unless the failure to provide such forms is attributable to a change in Applicable Law occurring after the date such Funding Party becomes a party to this Master Agreement, the Lease or any Operative Document) shall be increased to the extent necessary to yield to the Agent or such Funding Party (after payment of all Withholding Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in the Operative Documents. Whenever any Withholding Taxes are payable by a Lessee, as promptly as possible thereafter such Lessee shall send to the Agent for its own account or for the account of such Funding Party, as the case may be, a certified copy of an original official receipt received by such Lessee showing payment thereof. If a Lessee fails to pay any Withholding Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, each Obligor, jointly and severally, shall indemnify the Agent and the Funding Parties for any incremental taxes, interest or penalties that may become payable by the Agent or any Funding Party as a result of any such failure. The agreements in this subsection shall survive the termination of this Master Agreement and the payment of the Notes and all other amounts payable under the Operative Documents.

          (e) Tax Forms.  Each Funding Party to this Master Agreement on the
              ---------
Closing Date that is not incorporated under the laws of the United States of America or a state thereof agrees that, on or prior to the Initial Closing Date, it will deliver to Rowe Furniture and the Agent (i) two duly completed signed originals of United States Internal Revenue Service Form W-8BEN or W-8ECI or successor applicable form, as the case may be, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form. Each such Funding Party also agrees to deliver to Rowe Furniture and the Agent two further signed originals of the said Form W-8BEN or W-8ECI and Form W-8 or W-9, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to Rowe Furniture, and such extensions or renewals thereof as may reasonably be requested by Rowe Furniture or the Agent, unless in any such case an event (including, without limitation, any change in Applicable Law has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Funding Party from duly completing and delivering any such form with respect to it and such Funding Party so advises Rowe Furniture and the Agent. Such Funding Party shall certify (i) in the case of a Form W-8BEN or W-8ECI, that it is entitled to receive payments under the Operative Documents without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax.

          (f) Indemnity.  Each Obligor, jointly and severally, agrees to
              ---------
indemnify each Funding Party and to hold each Funding Party harmless from any loss or expense which such Funding Party may sustain or incur as a consequence of (a) default by a Lessee in payment when due of the principal amount of or interest on any LIBOR Advance, (b) default by a Lessee in making a borrowing or conversion after such Lessee or the Construction Agent has given (or is deemed to have given) a notice in accordance with this Master Agreement, (c) default by a Lessee in making a borrowing of, conversion into or continuation of LIBOR Advances after a or the Construction Agent Lessee has given a notice requesting the same in accordance with the provisions of this Master Agreement, (d) default by a Lessee in making any prepayment of LIBOR Advances after such Lessee has given a notice thereof in accordance with the provisions of the Operative Documents or (e) the making of a prepayment, payment or conversion, of LIBOR

Advances on a day which is not the last day of a Rent Period with respect thereto, including, without limitation, in each case, any such loss (other than non-receipt of the Applicable Margin or, without duplication, anticipated profits) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained (it being understood that any such calculation will be made on notional amounts as the Funding Parties are not required to show that they matched deposits specifically). A certificate as to any additional amounts payable pursuant to this subsection submitted by such Funding Party, through the Agent, to Rowe Furniture in good faith shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable under the Operative Documents.

          (g) Action of Affected Funding Parties.  Each Funding Party agrees to
              ----------------------------------
use reasonable efforts (including reasonable efforts to change the booking office for its Loans) to avoid or minimize any illegality pursuant to Section
                                                                      -------
7.5(a) or any amounts which might otherwise be payable pursuant to Section
------                                                             -------
7.5(c) or (d); provided, however, that such efforts shall not cause the
------    ---  --------  -------
imposition on such Funding Party of any additional costs or legal or regulatory burdens reasonably deemed by such Funding Party to be material and shall not be reasonably deemed by such Funding Party to be otherwise contrary to its policies. In the event that such reasonable efforts are insufficient to avoid all such illegality or all amounts that might be payable pursuant to Section
                                                                     -------
7.5(c) or (d), then such Funding Party (the "Affected Funding Party") shall use
------    ---                                ----------------------
its reasonable efforts to transfer to any other Funding Party (which itself is not then an Affected Funding Party) its Loans and Commitment, subject to the provisions of Section 6.2; provided, however, that such transfer shall not be
              -----------  --------  -------
reasonably deemed by such Affected Funding Party, in its sole discretion, to be disadvantageous to it or contrary to its policies. In the event that the Affected Funding Party is unable, or otherwise is unwilling, so to transfer its Loans and Commitment, Rowe Furniture may designate an alternate lender (reasonably acceptable to the Agent) to purchase the Affected Funding Party's Loans and Commitment, at par and including accrued interest, and, subject to the provisions of Section 6.2, the Affected Funding Party shall transfer its
              -----------
Commitment to such alternate lender and such alternate lender shall become a Funding Party hereunder. Any fee payable to the Agent pursuant to Section 6.2
                                                                   -----------
in connection with such transfer shall be for the account of Rowe Companies and the Lessees.

      SECTION 7.6 End of Term Indemnity.  In the event that at the end of the
                  ---------------------
Lease Term for the Leased Properties: (i) the related Lessee elects the option set forth in Section 14.6 of the Lease, and (ii) after the Lessor receives the sales proceeds from the Leased Properties under Section 14.6 or 14.7 of the Lease, together with Lessees' payment of the Recourse Deficiency Amount, the Lessor shall not have received the entire Lease Balance, then, within 90 days after the end of the Lease Term, the Lessor or the Agent may obtain, at Lessees' sole cost and expense, a report from the Appraiser (or, if the Appraiser is not available, another appraiser reasonably satisfactory to the Lessor or the Agent, as the case may be, and approved by Rowe Furniture, such approval not to be unreasonably withheld) in form and substance satisfactory to the Lessor and the Agent (the "Report") to establish the reason for any decline in value of the
            ------
Leased Properties from the Lease Balance. The Lessees, jointly and severally, shall promptly reimburse the Lessor for the amount equal to such decline in value to the extent that the Report indicates that such decline was due to

          (w) extraordinary use, failure to maintain, to repair, to restore, to rebuild or to replace, failure to comply with all Applicable Laws, failure to use, workmanship, method of installation or removal or maintenance, repair, rebuilding or replacement, or any other cause or condition within the power of a Lessee to control or effect resulting in the Building failing to be of the type and quality contemplated by the Appraisal (excepting in each case ordinary wear and tear), or

          (x) any Alteration made to, or any rebuilding of, any Leased Property or any part thereof by any Lessee, or

          (y) any restoration or rebuilding carried out by any Lessee or any condemnation of any portion of any Leased Property pursuant to Article X of the Lease, or

          (z) any use of any Leased Property or any part thereof by any Lessee other than as permitted by the Lease, or any act or omission constituting a breach of any requirement, condition, restriction or limitation set forth in the related Deed or the related Purchase Agreement.

                                  ARTICLE VII.
                                 MISCELLANEOUS

      SECTION 8.1 Survival of Agreements.  Subject to limitations contained in
                  ----------------------
the Operative Documents, the representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Documents, and the parties' obligations under any and all thereof, shall survive the execution and delivery of this Master Agreement and any of the Operative Documents, the transfer of any Land to the Lessor as provided herein (and shall not be merged into any Deed), any disposition of any interest of the Lessor in any Leased Property, the purchase and sale of the Notes, payment therefor and any disposition thereof, in each case in accordance with the Operative Documents, and shall be and continue in effect notwithstanding any investigation made by any party hereto or to any of the other Operative Documents. Except as expressly set forth in the Operative Documents, including, without limitation, as set forth in Article VII hereof and in Section 17.17 of the Lease, the representations, warranties, covenants and agreements of the parties provided for in the Operative Documents shall terminate upon the termination or expiration of the Operative Documents.

      SECTION 8.2 Notices.  Unless otherwise specified herein, all notices,
                  -------
requests, demands or other communications to or upon the respective parties hereto shall be addressed to such parties at the addresses therefor as set forth in Schedule 8.2, or such other address as any such party shall specify to the
   ------------
other parties hereto, and shall be deemed to have been given (i) the Business Day after being sent, if sent by overnight courier service; (ii) the Business Day received, if sent by messenger; (iii) the day sent, if sent by facsimile and confirmed electronically or otherwise during business hours of a Business Day (or on the next Business Day if otherwise sent by facsimile and confirmed electronically or otherwise); or (iv) when received or refused, if sent by registered or certified mail, postage prepaid; provided, however, that if any
                                               --------
party shall refuse to accept delivery of any notice sent by messenger, such notice shall be deemed given when tendered for delivery.

      SECTION 8.3 Counterparts.  This Master Agreement may be executed by the
                  ------------
parties hereto in separate counterparts (including by facsimile), each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

      SECTION 8.4 Amendments.  No Operative Document nor any of the terms
                  ----------
thereof may be terminated, amended, supplemented, waived or modified with respect to any Obligor or any Funding Party, except (a) in the case of a termination, amendment, supplement, waiver or modification to be binding on the Lessees, with the written agreement or consent of Rowe Furniture, and (b) in the case of a termination, amendment, supplement, waiver or modification to be binding on the Funding Parties, with the written agreement or consent of the Required Funding Parties; provided, however, that
                          --------  -------

          (x) notwithstanding the foregoing provisions of this Section 8.4 or
                                                               -----------
clause (y) below, the consent of each Funding Party affected thereby shall be
----------
required for any amendment, modification or waiver directly:

          (i)    modifying any of the provisions of this Section 8.4, changing
                                                         -----------
     the definition of "Required Funding Parties" or "Required Lenders", or
                        ------------------------      ----------------
     increasing the Commitment of such Funding Party;

          (ii) amending, modifying, waiving or supplementing any of the provisions of Section 3 of the Loan Agreement or the representations of such Funding Party in Section 4.2 or 4.3 or the covenants of such Funding
                           -----------    ---
     Party in Section 6 of this Master Agreement;
              ---------

          (iii) reducing any amount payable to such Funding Party under the Operative Documents or extending the time for payment of any such amount, including, without limitation, any Rent, any Funded Amount, any fees, any indemnity, any Leased Property Balance, the Lease Balance, any Funding Party Balance, the Recourse Deficiency Amount, interest or Yield; or

          (iv)  consenting to any assignment of the Lease not in compliance with
     Article IX of the Lease or the extension of the Lease Term, releasing any of the collateral assigned to the Agent and the Lenders pursuant to any Mortgage and any Assignment of Lease and Rents (but excluding a release of any rights that the Lenders may have in any Leased Property, or the proceeds thereof as contemplated in the definition of "Release Date"), releasing any Lessee from its obligations in respect of the payments of Rent and the Lease Balance, releasing any Obligor from its obligations under the Operative Documents or changing the absolute and unconditional character of any such obligation; and

          (y) no such termination, amendment, supplement, waiver or modification shall, without the written agreement or consent of the Lessor, the Agent and the Required Lenders, be made to the Lease or any Security Agreement and Assignment; and

          (z) subject to the foregoing clauses (x) and (y), so long as no Event
                                       -----------     ---
of Default has occurred and is continuing, the Lessor, the Agent and the Lenders may not amend, supplement, waive or modify any terms of the Loan Agreement, the Notes, the Mortgages and the Assignments of Lease and Rents without the consent of the related Lessee and Rowe Companies (such consent not to be unreasonably withheld or delayed); provided that in no event may any Operative Document be
                      --------
amended so as to increase the obligations of any Obligor, or deprive any Obligor of any rights thereunder, without the written consent of the related Lessee and Rowe Companies.

      SECTION 8.5 Headings, etc.  The Table of Contents and headings of the
                  --------------
various Articles and Sections of this Master Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

      SECTION 8.6 Parties in Interest.  Except as expressly provided herein,
                  -------------------
none of the provisions of this Master Agreement is intended for the benefit of any Person except the parties hereto and their respective successors and permitted assigns.

      SECTION 8.7 GOVERNING LAW.  THIS MASTER AGREEMENT HAS BEEN DELIVERED IN,
                  -------------
AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF VIRGINIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

      SECTION 8.8 Expenses.  Whether or not the transactions herein contemplated
                  --------
are consummated, each Obligor, jointly and severally, agrees to pay, as Supplemental Rent, all actual, reasonable and documented out-of-pocket costs and expenses of the Lessor, the Agent and the Lenders in connection with the preparation, execution and delivery of the Operative Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of Mayer, Brown & Platt, but not including any fees and disbursements for any other outside counsel representing any Lender) and of the Lessor, the Agent and the Lenders in connection with endeavoring to enforce the Operative Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees actually incurred and disbursements reasonably incurred of counsel for the Lessor and the Agent for itself and on behalf of other Lenders.

      SECTION 8.9 Severability.  Any provision of this Master Agreement that is
                  ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      SECTION 8.10 Liabilities of the Funding Parties.  No Funding Party shall
                   ----------------------------------
have any obligation to any other Funding Party or to Lessee with respect to the transactions contemplated by the Operative Documents except those obligations of such Funding Party expressly set forth in the Operative Documents or except as set forth in the instruments delivered in connection therewith, and no Funding Party shall be liable for performance by any other party hereto of such other party's obligations under the Operative Documents except as otherwise so set forth. No Lender shall have any obligation or duty to any Obligor, any other Funding Parties or any other Person with respect to the transactions contemplated hereby except to the extent of the obligations and duties expressly set forth in the Operative Documents.

      SECTION 8.11 Submission to Jurisdiction; Waivers.  Each party hereto
                   -----------------------------------
hereby irrevocably and unconditionally:

          (i) submits for itself and its property in any legal action or proceeding relating to this Master Agreement or any other Operative Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the Commonwealth of Virginia sitting in Montgomery County, the courts of the United States of America for the Western District of Virginia, and appellate courts from any thereof;

          (ii) consents that any such action or proceedings may be brought to such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in Schedule 8.2 or at such other address of which
                                 ------------
     the other parties hereto shall have been notified pursuant to Section 8.2;
                                                                   -----------
     and

          (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

      SECTION 8.12 Liabilities of the Agent.  The Agent shall have no duty,
                   ------------------------
liability or obligation to any party to this Master Agreement with respect to the transactions contemplated hereby except those duties, liabilities or obligations expressly set forth in this Master Agreement or the Loan Agreement, and any such duty, liability or obligations of the Agent shall be as expressly limited by this Master Agreement or the Loan Agreement, as the case may be. All parties to this Master Agreement acknowledge that the Agent is not, and will not be, performing any due diligence with respect to documents and information received pursuant to this Master Agreement or any other Operative Agreement including, without limitation, any Environmental Audit, Title Policy or survey. The acceptance by the Agent of any such document or information shall not constitute a waiver by any Funding Party of any representation or warranty of any Obligor even if such document or information indicates that any such representation or warranty is untrue.

      SECTION 8.13 Agent to Communicate with Funding Parties. Notwithstanding
                   -----------------------------------------
any provision to the contrary contained in any Operative Document, wherever in any Operative Document the consent of, or notice to, any Funding Party is required, each Obligor shall be entitled to request such consent directly from, or give such notice directly to, the Agent on behalf of the applicable Funding Parties, and the Agent shall thereupon be responsible for presenting such request or forwarding such notice to the applicable Funding Parties, and for communicating any response back to the initiating Obligor. An Obligor shall be deemed to have complied with any requirement of requesting consent from or providing notice to any Funding Party upon its delivery of such request or notice to Agent in compliance with the notice provisions of the applicable Operative Document, and such Obligor may rely on any response properly delivered by the

Agent on behalf of such Funding Party to such Obligor. Nothing in this Section shall diminish or negate the right of any Funding Party to receive notice or provide consent under any Operative Document, but Lessee's obligation to provide any required consent or notice shall be satisfied by providing such consent or notice to Agent.

     SECTION 8.14  Seniority of Lease.  Anything contained in this Agreement or
                   ------------------
any other Operative Document to the contrary notwithstanding, the rights of the Lessee under the Lease are, provided that no Event of Default shall have occurred and be continuing, prior and senior to this Agreement and the other Operative Documents and the rights of the Agent, the Lenders and the Lessor hereunder and thereunder whether or not the Lease (or a memorandum thereof) is recorded prior to the recordation of any of the other Operative Documents.

     IN WITNESS WHEREOF, the parties hereto have caused this Master Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                ROWE FURNITURE, INC., as Lessee


                                By: /s/ Garry W. Angle
                                   ------------------------------
                                Name Printed: Garry W. Angle
                                             --------------------
                                Title:   Treasurer
                                      ---------------------------

                                THE ROWE COMPANIES, as Guarantor


                                By:  /s/ Garry W. Angle
                                   ------------------------------
                                Name Printed:  Garry W. Angle
                                             --------------------
                                Title:  Assistant Treasurer
                                      ---------------------------


                                THE MITCHELL GOLD CO., as
                                Guarantor


                                By:  /s/ Garry W. Angle
                                   ------------------------------
                                Name Printed:   Garry W. Angle
                                             --------------------
                                Title:   Treasurer
                                      ---------------------------


                                ROWE PROPERTIES, INC., as
                                Guarantor


                                By:  /s/ Garry W. Angle
                                   ------------------------------
                                Name Printed:   Garry W. Angle
                                             --------------------
                                Title:   Treasurer
                                      ---------------------------


                                STOREHOUSE, INC., as Guarantor


                                By:  /s/ Garry W. Angle
                                   ------------------------------
                                Name Printed:  Garry W. Angle
                                             --------------------
                                Title:   Treasurer
                                      ---------------------------


                                HOME ELEMENTS, INC., as Guarantor


                                By:  /s/ Garry W. Angle
                                   ------------------------------
                                Name Printed:  Garry w. Angle
                                             --------------------
                                Title:   Treasurer
                                      ---------------------------

                                ROWE DIVERSIFIED, INC., as Guarantor


                                By:
                                Name Printed:
                                Title:


                                WEXFORD COLLECTION, INC., as
                                Guarantor


                                By:
                                Name Printed:
                                Title:

                                ATLANTIC FINANCIAL GROUP, LTD.,
                                as Lessor

                                By: Atlantic Financial Managers,
                                Inc., its General Partner

                                By:  /s/ Stephen Brookshire
                                   ----------------------------
                                Name: Stephen Brookshire
                                Title: President

                                CRESTAR BANK, as Lender


                                By:  /s/ Martha D. Shifflett
                                   ------------------------------
                                Name Printed: Martha D. Shifflett
                                             --------------------
                                Title:   Sr. Vice President
                                      ---------------------------

                                CRESTAR BANK, as Agent


                                By:  /s/ Martha D. Shifflett
                                   ------------------------------
                                Name Printed: Martha D. Shifflett
                                             --------------------
                                Title:   Sr. Vice President
                                      ---------------------------

                                 SCHEDULE 2.2


                           PAYMENT INSTRUCTIONS AND
                   AMOUNT OF EACH FUNDING PARTY'S COMMITMENT



Lessor Commitment Percentage:       3.5%

Lessor Commitment:                  $875,000

Lender Commitment Percentages:

     Crestar Bank                   96.5%


Lender Commitments:                 $24,125,000

                                 SCHEDULE 8.2


                             ADDRESSES FOR NOTICES


Rowe Companies/
Rowe Furniture:               The Rowe Companies
                              239 Rowan Street
                              Salem, Virginia 24153
                              Attn: Garry W. Angle


Lessor:                       Atlantic Financial Group, Ltd.
                              c/o Grogan & Brawner
                              2311 Cedar Springs Road
                              Suite 150
                              Dallas, Texas 75201
                              Attn:  Stephen Brookshire

Agent or Lender:              Crestar Bank
                              510 South Jefferson Street
                              Roanoke, Virginia  24011
                              Attn:  Martha Shifflett